UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

DIANTHUS THERAPEUTICS, INC.

(Name of registrant as specified in its charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

DIANTHUS THERAPEUTICS, INC.

7 Times Square, 43rd Floor

New York, New York 10036

NOTICE OF 2026 ANNUAL MEETING OF STOCKHOLDERS

Notice is hereby given that the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of Dianthus Therapeutics, Inc. will be held virtually over the Internet on Thursday, May 21, 2026 at 9:00 a.m. Eastern Time. You will be able to attend and participate in the Annual Meeting online by visiting www.proxydocs.com/DNTH, where you will be able to listen to the meeting live, submit questions and vote.

The purpose of the Annual Meeting is the following, as more fully described in the accompanying proxy statement:

1.
To elect Sujay Kango, Anne McGeorge and Jonathan Violin, Ph.D. as Class II directors to our Board of Directors, to serve until the 2029 annual meeting of stockholders and until their successors have been duly elected and qualified, or until their earlier death, resignation or removal;
2.
To approve, on an advisory basis, the compensation paid to our named executive officers; and
3.
To ratify the appointment of Deloitte & Touche, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026.

In addition to the foregoing, the Annual Meeting will include the transaction of such other business properly brought before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

Only Dianthus Therapeutics, Inc. stockholders of record at the close of business on March 30, 2026, will be entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof.

Instructions for accessing the virtual Annual Meeting are provided in the proxy statement.

In the event of a technical malfunction or other situation that the meeting chair determines may affect the ability of the Annual Meeting to satisfy the requirements for a meeting of stockholders to be held by means of remote communication under the Delaware General Corporation Law, or that otherwise makes it advisable to adjourn the Annual Meeting, the meeting chair or secretary will convene the meeting at 9:30 a.m. Eastern Time on the date specified above and at our address specified above solely for the purpose of adjourning the meeting to reconvene at a date, time and physical or virtual location announced by the meeting chair or secretary. Under either of the foregoing circumstances, we will post information regarding the announcement on the Investors page of our website at https://investor.dianthustx.com.

Your vote is important. Whether or not you are able to attend the Annual Meeting and vote your shares online, it is important that your shares be represented. To ensure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the Annual Meeting, by submitting your proxy via the Internet at the address listed on the Notice and Access Card, by telephone or, if you requested printed proxy materials, by signing, dating and returning the proxy card or voting instruction form.

By order of our Board of Directors,

Marino Garcia President and Chief Executive Officer New York, New York April 9, 2026

LEGAL MATTERS

Forward-Looking Statements. This proxy statement may contain “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, which statements are subject to substantial risks and uncertainties and are based on estimates and assumptions. All statements other than statements of historical fact included in this proxy statement, including statements about the Company’s Board of Directors, corporate governance practices, executive compensation program, equity compensation utilization and environment, social and governance initiatives, are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “might,” “will,” “objective,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “design,” “estimate,” “predict,” “potential,” “plan” or the negative of these terms, and similar expressions intended to identify forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that could cause our actual results or outcomes to differ materially from the forward-looking statements expressed or implied in this proxy statement. Such risks, uncertainties and other factors include those risks described in “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s most recent Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (“SEC”) and other subsequent documents we file with the SEC. The Company expressly disclaims any obligation to update or alter any statements whether as a result of new information, future events or otherwise, except as required by law.

Website References. Website references throughout this document are inactive textual references and provided for convenience only, and the content on the referenced websites is not incorporated herein by reference and does not constitute a part of the proxy statement.

Use of Trademarks. Dianthus Therapeutics is the trademark of Dianthus Therapeutics, Inc. Other names and brands may be claimed as the property of others.

Explanatory Note

Unless context otherwise requires, references to “we,” “our,” “us,” “Dianthus,” the “Company,” or the “combined company” in this proxy statement refer to Dianthus Therapeutics, Inc. (formerly Magenta Therapeutics, Inc.) for the period after the completion of the Reverse Merger (as defined below) and refer to Dianthus Therapeutics OpCo, Inc. for the period before the completion of the Reverse Merger. The term “Former Dianthus” also refers to Dianthus Therapeutics OpCo, Inc. (formerly Dianthus Therapeutics, Inc.), and the term “Magenta” refers to the Company prior to completion of the Reverse Merger.

On September 11, 2023, we completed a business combination with Former Dianthus pursuant to which, among other matters, Former Dianthus became our wholly owned subsidiary (the “Reverse Merger”) under the terms of that certain Agreement and Plan of Merger, dated as of May 2, 2023 (the “Merger Agreement”), by and among Former Dianthus, Magenta and a wholly owned subsidiary of Magenta. In connection with the completion of the Reverse Merger, we changed our name from “Magenta Therapeutics, Inc.” to “Dianthus Therapeutics, Inc.,” and the business conducted by us became primarily the business conducted by Former Dianthus.

DIANTHUS THERAPEUTICS, INC.

7 Times Square, 43rd Floor

New York, New York 10036

PROXY STATEMENT FOR THE 2026 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on Thursday, May 21, 2026 at 9:00 a.m. Eastern Time

This proxy statement contains information about the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of Dianthus Therapeutics, Inc., which will be held on Thursday, May 21, 2026 at 9:00 a.m. Eastern Time. You will be able to attend and participate in the Annual Meeting online by visiting www.proxydocs.com/DNTH, where you will be able to listen to the meeting live, submit questions and vote. The Board of Directors of Dianthus Therapeutics, Inc. (the “Board”) is using this proxy statement to solicit proxies for use at the Annual Meeting or at any other time following adjournment or postponement thereof. In this proxy statement, the terms “Dianthus,” “we,” “us,” and “our” refer to Dianthus Therapeutics, Inc.

To be admitted to the Annual Meeting and vote your shares, you must register in advance at www.proxydocs.com/DNTH prior to the Annual Meeting. You will be required to enter the control number provided in the Notice and Access Card or proxy card at www.proxydocs.com/DNTH and beneficial owners of shares held in street name will need to follow the instructions provided in the voting instructions form by the broker, bank or other nominee that holds their shares. Upon completing your registration, you will receive further instructions via email, including a unique link to access the Annual Meeting and to vote and submit questions in advance of the Annual Meeting. Please see the “General Information” section of the proxy statement for more details regarding the logistics of attending the virtual Annual Meeting, including the ability of stockholders to submit questions in advance of and during the Annual Meeting, and technical details and support related to accessing the virtual platform.

All properly submitted proxies will be voted in accordance with the instructions contained in those proxies. If no instructions are specified, but your Notice and Access Card or proxy card is signed and returned, the proxies will be voted in accordance with the recommendation of our Board of Directors with respect to each of the matters set forth in the accompanying Notice of Meeting. You may revoke your proxy at any time before it is exercised at the meeting by giving our corporate secretary written notice to that effect, or by revoking in one of the methods indicated under “General Information” below.

We made this proxy statement and our Annual Report to Stockholders for the fiscal year ended December 31, 2025 available to stockholders on or about April 9, 2026.

Important Notice Regarding the Availability of Proxy Materials for

the Annual Meeting of Stockholders to be Held on Thursday, May 21, 2026:

This proxy statement and our 2025 Annual Report to Stockholders are available for viewing, printing and downloading at www.proxydocs.com/DNTH.

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as filed with the SEC, except for exhibits, will be furnished without charge to any stockholder upon written request to Dianthus Therapeutics, Inc., 7 Times Square, 43rd Floor, New York, New York 10036, Attention: Secretary. This proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 are also available on the SEC’s website at www.sec.gov.

GENERAL INFORMATION

When are this proxy statement and the accompanying materials scheduled to be sent to stockholders?

We have elected to provide access to our proxy materials to our stockholders via the Internet. Accordingly, on or about April 9, 2026, we will begin mailing a Notice of Internet Availability of Proxy Materials (the “Notice and Access Card”). Our proxy materials, including the Notice of 2026 Annual Meeting of Stockholders, this proxy statement and the accompanying proxy card or, for shares held in street name (i.e., held for your account by a broker or other nominee), a voting instruction form, and the 2025 Annual Report to Stockholders (the “2025 Annual Report”), will be made available to stockholders on the Internet on or about the same date.

Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?

Pursuant to rules adopted by the SEC, for most stockholders, we are providing access to our proxy materials over the Internet rather than printing and mailing our proxy materials. We believe following this process will expedite the receipt of such materials and will help lower our costs and reduce the environmental impact of our annual meeting materials. Therefore, the Notice and Access Card will be mailed to holders of record and beneficial owners of our common stock starting on or about April 9, 2026. The Notice and Access Card provides instructions as to how stockholders may access and review our proxy materials or, alternatively, how to request that a copy of the proxy materials be sent to them by mail. The Notice and Access Card also provides voting instructions. In addition, stockholders of record may request to receive the proxy materials in printed form by mail or electronically by e-mail on an ongoing basis for future stockholder meetings.

Who is soliciting my vote?

Our Board of Directors is soliciting your vote for the matters to be acted on at the Annual Meeting.

When is the record date for the Annual Meeting?

The record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting is the close of business on March 30, 2026.

How many votes can be cast by stockholders of record?

There were 54,448,771 shares of our common stock, par value $0.001 per share, outstanding on March 30, 2026, all of which are entitled to vote with respect to all matters to be acted upon at the Annual Meeting. Each share of common stock is entitled to one vote on each proposal to be voted on at the Annual Meeting.

How do I vote my shares?

Even if you plan to attend the Annual Meeting, we recommend that you also submit your vote as early as possible in advance so that your vote will be counted if you later decide not to, or are unable to, virtually attend the Annual Meeting.

Registered Stockholders: Shares Registered in Your Name

If your shares are registered directly in your name with our transfer agent, you are a registered stockholder and can vote by proxy over the Internet or telephone by following the instructions provided in the Notice and Access Card or, if you requested printed copies of the proxy materials, you can vote by mailing your proxy as described in the proxy materials. Proxies submitted by mail must be received before the start of the Annual Meeting.

Beneficial Owner: Shares Registered in the Name of a Broker, Fiduciary or Custodian

If your shares of common stock are held by a broker, fiduciary or custodian, you are considered the beneficial owner of shares of common stock held in “street name.” You can direct your broker, fiduciary or custodian how to vote in advance of the Annual Meeting by following the instructions they provide.

What If I Sign and Return a Proxy Card or Otherwise Vote but Do Not Indicate Specific Choices?

If you complete and submit your proxy before the Annual Meeting, the persons named as proxies will vote the shares represented by your proxy in accordance with your instructions.

Registered Stockholder: Shares Registered in Your Name

If you submit a signed proxy without giving specific voting instructions, your shares will be voted in the manner recommended by our Board of Directors on all matters presented in this proxy statement, and as the persons named as proxies may determine in their discretion with respect to any other matters properly presented at the Annual Meeting. We do not currently anticipate that any other matters will be raised at the Annual Meeting. Your shares will be counted toward the quorum requirement.

Beneficial Owner: Shares Registered in the Name of a Broker, Fiduciary or Custodian

If you are the beneficial owner and do not direct your broker, fiduciary or custodian how to vote your shares, your broker, fiduciary or custodian will only be able to vote your shares with respect to proposals considered to be “routine.” Your broker, fiduciary or custodian is not entitled to vote your shares with respect to “non-routine” proposals, resulting in a broker non-vote with respect to such proposals.

How can I attend and vote at the Annual Meeting?

To attend and participate in the Annual Meeting, including to vote and ask questions, stockholders will need to access the live audio webcast of the meeting. To do so, stockholders of record will need to visit www.proxydocs.com/DNTH and enter the control number provided in the Notice and Access Card or the proxy card and follow the instructions on the website, and beneficial owners of shares held in street name will need to follow the instructions provided in the voting instructions form by the broker, bank or other nominee that holds their shares and obtain a “legal proxy” in order to be able to attend, participate in or vote at the Annual Meeting.

The live audio webcast of the Annual Meeting will begin promptly at 9:00 a.m. Eastern Time. We encourage stockholders to login to this website and access the webcast before the Annual Meeting’s start time by following the instructions in the email containing your access link to the meeting. You should allow ample time in advance of the meeting. If you experience technical difficulties during the check-in process or during the meeting, please call the number listed on the meeting website for technical support.

Additionally, information regarding how to attend and participate via the Internet can be found by following the assistance instructions included at www.proxydocs.com/DNTH or by calling the phone number provided in the email containing your access link to the meeting.

We will endeavor to answer as many stockholder-submitted questions as time permits that comply with the Annual Meeting rules of conduct. We reserve the right to edit profanity or other inappropriate language and to exclude questions regarding topics that are not pertinent to meeting matters or Company business. If we receive substantially similar questions, we may group such questions together and provide a single response to avoid repetition.

How do I revoke my proxy?

Registered Stockholder: Shares Registered in Your Name

You may revoke your proxy by (1) following the instructions on the Notice and Access Card and entering a new vote by mail, via telephone or the Internet that we receive before the start of the Annual Meeting, (2) attending and voting at the Annual Meeting (although attendance at the Annual Meeting will not in and of itself revoke a proxy), or (3) by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with our Secretary. Any written notice of revocation or subsequent proxy card must be received by our Secretary prior to the taking of the vote at the Annual Meeting. Such written notice of revocation or subsequent proxy card should be hand delivered to our Secretary or sent to our principal executive offices at Dianthus Therapeutics, Inc., 7 Times Square, 43rd Floor, New York, New York 10036, Attention: Secretary.

Beneficial Owner: Shares Registered in the Name of a Broker, Fiduciary or Custodian

If a broker, bank, or other nominee holds your shares, you must contact such broker, bank, or nominee in order to find out how to change your vote.

How is a quorum reached?

Our Third Amended and Restated By-laws (the “By-laws”) provide that a majority of the shares entitled to vote, present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting.

Under the General Corporation Law of the State of Delaware, shares that are voted “abstain” or “withheld” and “broker non-votes” are counted as present for purposes of determining whether a quorum is present at the Annual Meeting. If a quorum is not present, the meeting may be adjourned until a quorum is obtained.

How is the vote counted?

Under our By-laws, any proposal other than an election of directors (which is decided by a plurality of votes cast) is decided by a majority of the votes properly cast for and against such proposal, except where a larger vote is required by law, by our Fifth Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) or our By-laws. For all proposals to be voted on at the Annual Meeting, abstentions and “broker non-votes” are not included in the tabulation of the voting results on any such proposal and, therefore, do not have an impact on such proposals.

A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item, and has not received instructions from the beneficial owner. If your shares are held in “street name” by a brokerage firm, your brokerage firm is required to vote your shares according to your instructions. If you do not give instructions to your brokerage firm, the brokerage firm will still be able to vote your shares with respect to certain “routine” matters, but will not be allowed to vote your shares with respect to “non-routine” matters, which we refer to as a “broker non-vote.” Whether a proposal is considered routine or non-routine is subject to stock exchange rules and final determination by the stock exchange. Even with respect to routine matters, some brokers are choosing not to exercise discretionary voting authority. As a result, we urge you to direct your broker, fiduciary or other nominee how to vote your shares on all proposals to ensure that your vote is counted.

Who pays the cost for soliciting proxies?

We are making this solicitation and will pay the entire cost of preparing and distributing the Notice and Access Card and our proxy materials and soliciting votes. If you choose to access the proxy materials or vote over the Internet, you are responsible for any Internet access charges that you may incur. Our officers and employees may, without compensation other than their regular compensation, solicit proxies through further mailings, personal conversations, facsimile transmissions, e-mails, or otherwise. We have retained Innisfree M&A Incorporated to assist in the distribution of proxy materials and solicitation of votes for a $30,000 fee, plus reasonable out-of-pocket expenses. We may also reimburse brokers, fiduciaries or custodians for the cost of forwarding proxy materials to beneficial owners of shares of common stock held in “street name.”

How can I know the voting results?

We plan to announce preliminary voting results at the Annual Meeting and will publish final results in a Current Report on Form 8-K to be filed with the SEC within four business days following the Annual Meeting.

What is householding?

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy materials, including the annual report to stockholders and proxy statement, may have been sent to multiple stockholders that share the same address and do not participate in electronic delivery of proxy materials, until such time as one or more of these stockholders notifies us that they wish to receive individual copies. If you received a “householding” mailing this year and would like to have additional copies of the proxy materials mailed to you, we will promptly deliver a separate copy of our proxy materials to you upon written or oral request to Dianthus Therapeutics, Inc., 7 Times Square, 43rd Floor, New York, New York 10036, Attention: Secretary, or via telephone at: 929-999-4055. If you want to receive separate copies of our proxy materials in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.

MANAGEMENT AND CORPORATE GOVERNANCE

BOARD COMPOSITION AND STRUCTURE

In accordance with the terms of our Certificate of Incorporation and By-laws, our Board of Directors is divided into three classes, Class I, Class II and Class III, with members of each class serving staggered three-year terms. The members of the classes are divided as follows:

•
the Class I directors are Marino Garcia and Paula Soteropoulos, and their terms will expire at the annual meeting of stockholders to be held in 2028;
•
the Class II directors are Sujay Kango, Anne McGeorge and Jonathan Violin, Ph.D., and their terms will expire at the Annual Meeting; and
•
the Class III directors are Alison F. Lawton, Simon Read, Ph.D. and Steven Romano, M.D., and their terms will expire at the annual meeting of stockholders to be held in 2027.

The biographies of each of the nominees and continuing directors below contain information regarding each such person’s service as a director, business experience, director positions held currently or at any time during the last five years and the experiences, qualifications, attributes or skills that caused the Nominating and Corporate Governance Committee of our Board of Directors to determine that the person should serve as a director of Dianthus. In addition to the information presented below, we also believe that each of our directors has a reputation for integrity, honesty and adherence to high ethical standards. Each of our directors has demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to Dianthus and our Board of Directors.

DIRECTOR BIOGRAPHIES

Nominees for Election as Class II Directors

The following table identifies our director nominees, and sets forth their principal occupation and business experience during the last five years and their ages as of April 9, 2026.

Name	Positions Held with Dianthus	Director Since (1)	Age
Sujay Kango	Independent Director	2025	62
Anne McGeorge	Independent Director	2019	65
Jonathan Violin, Ph.D.	Independent Director	2019	50
(1)
Tenure includes service as a member of the Board of Former Dianthus prior to the Reverse Merger, if applicable.

Sujay Kango. Mr. Kango has served as a member of our Board of Directors since March 2025. Mr. Kango is an experienced executive with more than 25 years of experience in the pharmaceutical and biotechnology sector. He is the Co-Founder of Oorja Bio, and has served as its President and CEO since September 2023. Mr. Kango previously served on the boards of Adanate, Inc. from July 2023 to April 2025, MEI Pharma, Inc. (Nasdaq: MEIP) from December 2021 to November 2023, and Infinity Pharmaceuticals, Inc. (Nasdaq: INFI) from February 2022 to June 2023. Mr. Kango was the President and Chief Executive Officer of Tmunity Therapeutics, a clinical stage research and development CAR-T therapy company, from September 2022 until it was acquired by Gilead Sciences in February 2023. From February 2018 to December 2021, he served as the Executive Vice President, Chief Commercial Officer of Acceleron Pharma, which was acquired by Merck & Co. for over $11.5 billion. Mr. Kango has been responsible for over five blockbuster products and launches, including Reblozyl, Nexavar, Kyprolis, Peg-Intron, and Remicade. He earned a B.S. in Microbiology and an M.B.A. from McNeese State University. We believe that Mr. Kango is qualified to serve on the Board because of his extensive commercial and executive leadership experience in the biopharmaceutical industry, as well as his experience as a director on public and private boards of directors.

Anne McGeorge. Ms. McGeorge has been a member of our Board of Directors since September 2023, and was a member of the board of directors of Magenta Therapeutics, Inc., our predecessor company, from June 2019 until September 2023. Ms. McGeorge has over 35 years of experience providing strategic guidance and operational oversight to health care organizations. Ms. McGeorge has been on the adjunct faculty at the University of North Carolina at Chapel Hill since August 2005. Ms. McGeorge currently serves as the Chairman of the board of directors and a member of the Compensation Committee, of The Oncology Institute, Inc. (Nasdaq: TOI). She also serves on the board of directors, as well as the Audit Committee Chair of two private companies CitiusTech, a health care technology company, and Nimbus Therapeutics, LLC, a biotech company. She is also on the board of CLEAR Insurance, a Cayman based captive insurance company, the National Marrow Donor Program (Be

The Match), a 501(c)(3) organization, and the William and Mary Raymond Mason School of Business Foundation. She is on the advisory board at FCA Healthcare Innovations (formerly Dioko Ventures), a venture capital company. Additionally, Ms. McGeorge previously served on the board of directors of SOC Telemed, Inc. (Nasdaq: TLMD) from October 2020 until it was acquired by Patient Square Capital, Inc. in April 2022. Prior to her retirement in July 2017, Ms. McGeorge worked at Grant Thornton LLP where she routinely advised clients on audit and financial matters relating to the healthcare industry. During her time at Grant Thornton LLP, Ms. McGeorge was Managing Partner of Grant Thornton LLP’s Health Care Industry Practice from January 2006 to July 2017 as well as Global Managing Partner for Grant Thornton International’s Health Care Industry Practice from August 2015 to July 2017. Ms. McGeorge was formerly a Partner at Deloitte & Touche LLP from 2002 to 2005 and at Arthur Andersen LLP from 1997 to 2002. Ms. McGeorge received a B.B.A. in Business and Accounting from the College of William and Mary, and an M.S. in Accounting/Taxation from the University of Virginia. We believe that Ms. McGeorge is qualified to serve on the Board based on her extensive experience providing auditing and financial services for the healthcare industry.

Jonathan Violin, Ph.D. Dr. Violin has served as a member of our Board of Directors since July 2019 when he co-founded Dianthus Therapeutics, Inc. prior to its merger with Magenta Therapeutics, Inc. Dr. Violin has served as President, Secretary, CEO and a member of the board of directors of Korsana Biosciences since September 2025, and as a Venture Partner at Fairmount Funds Management LLC, a healthcare investment firm, since June 2023. Dr. Violin has served as a member of the board of directors of Crescent BioPharma, Inc. since October 2024, and previously served as President and Interim CEO from October 2024 to April 2025. Prior to this, Dr. Violin served as President, Chief Executive Officer and member of the board of directors of Viridian Therapeutics, Inc. (Nasdaq: VRDN), a biopharmaceutical company, from January 2021 to February 2023, and he previously served as President and Chief Operating Officer of Viridian from October 2020 until January 2021. He was the Co-Founder of Viridian’s predecessor and led its operations from April 2020 to its acquisition. Dr. Violin also co-founded Quellis Biosciences, Inc., a biotechnology company (acquired by Astria Therapeutics, Inc. (Nasdaq: ATXS), formerly Catabasis Pharmaceuticals, Inc.), in 2018 and served on the Astria Therapeutics board of directors from January 2021 until its acquisition by BioCryst Pharmaceuticals in January 2026. Prior to that, he co-founded and helped lead Trevena Inc. (Nasdaq: TRVN), a biotechnology company, in various roles from 2008 until November 2018, including most recently as Senior Vice President, Scientific Affairs and Investor Relations Officer. Dr. Violin received a Ph.D. from the Department of Pharmacology in the Biomedical Sciences Program at the University of California, San Diego, a M.B.A. with a concentration in Health Sector Management from the Fuqua School of Business at Duke University, and a B.S. in Chemical Pharmacology from Duke University. We believe that Dr. Violin is qualified to serve on the Board because of his extensive experience and innovations in the field of biotechnology and his academic expertise and accomplishments.

Directors Continuing in Office

The following table identifies our continuing directors and sets forth their principal occupations and business experiences during the last five years and their ages as of April 9, 2026.

Name	Positions Held with Dianthus	Director Since (1)	Class and Year in Which Term Will Expire	Age
Marino Garcia	Director, President and Chief Executive Officer	2021	Class I—2028	59
Paula Soteropoulos	Independent Director	2022	Class I—2028	58
Alison F. Lawton	Independent Chair of the Board	2020	Class III—2027	64
Simon Read, Ph.D.	Independent Director	2025	Class III—2027	55
Steven Romano, M.D.	Independent Director	2024	Class III—2027	66
(1)
Tenure includes service as a member of the Board of Former Dianthus prior to the Reverse Merger, if applicable.

Class I Directors (Term expires at the 2028 annual meeting of stockholders)

Marino Garcia. Mr. Garcia has served as our President and Chief Executive Officer and as a member of our Board of Directors since November 2021. Prior to joining us, Mr. Garcia served as Senior Vice President, Corporate and Business Development at Zealand Pharma A/S, a biotechnology company, from October 2018 to October 2021. Mr. Garcia previously served as Executive Vice President, Chief Strategy Officer at Synergy Pharmaceuticals from 2014 to 2018. Prior to Synergy, Mr. Garcia served as Head of Business Development for Aptalis Pharma when it was acquired by Forest Laboratories (now Allergan, an AbbVie Company) in 2014. Previously he served as Vice President, US Commercial Operations and Global New Product Development at Aspreva Pharmaceuticals, which was acquired by Vifor Pharma in 2007. Aspreva was developing CellCept (myocophenolate mofetil) for a range of autoimmune diseases, including lupus nephritis, myasthenia gravis, and pemphigus vulgaris. Mr. Garcia started his career in various commercial and strategic roles at large, multinational biopharmaceutical companies, including Merck & Co., Pfizer Inc. and Eli Lilly and Co. Mr. Garcia received his M.B.A. from the Ivey Business School at Western University in London, Ontario and his Bachelor of Commerce from Concordia University in Montreal, Quebec. We believe that Mr. Garcia is qualified to serve on the Board because of his significant operational and senior management experience in the biopharmaceutical industry.

Paula Soteropoulos. Ms. Soteropoulos has served as a member of our Board of Directors since April 2022. Ms. Soteropoulos currently serves as the Chairman of the board of Ensoma, Inc., a private venture-backed company, where she began as founding Executive Chairman in March 2020. She also serves as on the board of directors of private-backed Metri Bio. She also served as Interim CEO for Ensoma from January 2024 to May 2024. She has served on the board of directors of Rallybio Corporation (Nasdaq: RLYB) since November 2020, and on the board of directors of uniQure N.V (Nasdaq: QURE) from July 2013 to June 2024. From January 2023 to February 2026, she also has served as a Venture Partner to 5AM Ventures, an investment firm. From January 2015 through September 2019, she served as President and Chief Executive Officer of Akcea Therapeutics Inc. (Nasdaq: AKCA), a biopharmaceutical company. From July 2013 to December 2014, she served as Senior Vice President and General Manager, Cardiometabolic Business and Strategic Alliances at Moderna, Inc. Prior to this, Ms. Soteropoulos worked at Genzyme Corporation, a biotechnology company, from 1992 to 2013, most recently as Vice President and General Manager, Cardiovascular, Rare Diseases. Ms. Soteropoulos holds a Bachelor of Science degree in chemical engineering and a Master of Science degree in chemical and biochemical engineering, both from Tufts University, and holds an executive management certificate from the University of Virginia, Darden Graduate School of Business Administration. Ms. Soteropoulos serves on the Advisory Board for the Chemical and Biological Engineering Department of Tufts University. We believe that Ms. Soteropoulos is qualified to serve on the Board because of her experience advising biotechnology companies in the areas of drug development, global commercialization and manufacturing.

Class III Directors (Term expires at the 2027 annual meeting of stockholders)

Alison F. Lawton. Ms. Lawton has served as a member of our Board of Directors since September 2023, and as the Chair of our Board of Directors since July 2024. Ms. Lawton previously served as a member of the board of directors of Magenta Therapeutics, Inc., our predecessor company, from December 2020 to September 2023, and the Chair of the Board of Directors of Magenta from August 2021 to September 2023. Ms. Lawton is an executive leader with more than 35 years of experience in biopharma. She served as President and Chief Executive Officer of Kaleido Biosciences, Inc. (“Kaleido”), a pharmaceutical company, from August 2018 to June 2020, and served as President and Chief Operating Officer from December 2017 to August 2018. Prior to joining Kaleido, Ms. Lawton served as Chief Operating Officer at Aura Biosciences, Inc. (“Aura”), an oncology therapeutics company, from January 2015 until December 2017, and, prior to joining Aura, served as a consultant to Aura from March 2014 to December 2014. From January 2013 to January 2014, Ms. Lawton served as Chief Operating Officer at OvaScience Inc., a life sciences company. From 2014 to 2017, Ms. Lawton also served as a biotech consultant for various companies, including as Chief Operating Officer consultant at X4 Pharmaceuticals Inc. (Nasdaq: XFOR). Prior to that, Ms. Lawton spent more than 20 years in various positions of increasing responsibility, including as Senior Vice President and General Manager of Genzyme Biosurgery, a division of Genzyme Corporation which was a global biopharmaceutical company and prior to that, as Senior Vice President of Market Access at Genzyme, and subsequently at Sanofi S.A., also a global biopharmaceutical company, following the acquisition of Genzyme by Sanofi in 2011. Additionally, Ms. Lawton previously served two terms as the industry representative on the U.S. Food & Drug Administration’s Cell & Gene Therapy Advisory Committee and as Chairman of the Board of the Regulatory Affairs Professional Society. Ms. Lawton has served as the Chair of the board of directors of the private company TRIMTECH Therapeutics since November 2025. Ms. Lawton has served on the boards of directors of ProQR Therapeutics N.V. (Nasdaq: PRQR) since September 2014 and previously X4 Pharmaceuticals from October 2020 to May 2025 and is currently a director of the private company BlueRock Therapeutics LP. Ms. Lawton previously served on the boards of directors of Spyre Therapeutics Inc. (Nasdaq: SYRE) from December 2020 to January 2024, SwanBio Therapeutics, AgBiome LLC and Kaleido (Nasdaq: KLDO) from August 2018 to October 2020, Verastem, Inc. (Nasdaq: VSTM) from November 2012 to May 2020, CoLucid Pharmaceuticals, Inc., (Nasdaq: CLCD) a formerly public biotechnology company from March 2016 until its acquisition by Eli Lilly and Company in March 2017, and Cubist Pharmaceuticals, Inc.,(Nasdaq: CBST) a formerly public biopharmaceutical company, from February 2012 to December 2014 prior to its acquisition by Merck & Co. in January 2015. Ms. Lawton holds a B.Sc. in Pharmacology from Kings College, University of London. We believe that Ms. Lawton is qualified to serve on the Board based on her roles on public and private boards of directors as well as her extensive experience in the life sciences industry.

Simon Read, Ph.D. Dr. Read has served as a member of our Board of Directors since May 2025. Dr. Read has served as an Entrepreneur-in-Residence of Atlas Venture since June 2020. Dr. Read was also the founder of Mariana Oncology, and served as its Chief Executive Officer, President and a member of the board of directors from January 2021 until its acquisition by Novartis AG in May 2024, remaining in position until February 2025. Dr. Read co-founded Triana Biomedicines and served as a member of its board of directors from January 2022 to February 2024. Dr Read is also currently Chairman of the Board for Ethyreal Bio. From April 2016 to April 2021, he served as the Chief Scientific Officer at Ra Pharma (Nasdaq: RARX) until it was acquired by UCB Pharma. Dr Read has more than 25 years of R&D experience, including leadership roles at

GlaxoSmithKline, AstraZeneca and Roche/Genentech. He has worked on the clinical development of some of the most widely used drugs in the industry including Rituxan and Actemra. Mr. Read was also a Scientific Advisory Board member of Q32 Bio (Nasdaq: QTTB) until February 2025 and a Fellow of the Royal Society of Medicine. He obtained his Ph.D. from University of Hertfordshire and studied Physiology (BSc) at the University of Manchester. We believe that Dr. Read is qualified to serve on the Board based on his extensive executive leadership experience in the biopharmaceutical industry, as well as his experience as a director on public boards of directors.

Steven Romano, M.D. Dr. Romano has served as a member of our Board of Directors since September 2024. Dr. Romano has served as the Executive Vice President, Chief Research and Development Officer of Silence Therapeutics, Inc. (Nasdaq: SLN), a biotechnology company, since June 2024, and prior to that at Silence Therapeutics he was the Head of Research and Development from April 2023 to June 2024, and a Non-Executive Director from July 2019 to April 2023. Dr. Romano is a pharmaceutical executive and board-certified psychiatrist and pharmaceutical executive with over 28 years of drug development experience across a wide range of therapeutic and disease areas. Dr. Romano served as Executive Vice President and Chief Scientific Officer at Mallinckrodt Pharmaceuticals, where he had responsibility for research and development, regulatory, safety sciences and medical affairs from May 2015 to December 2022. Prior to joining Mallinckrodt, Dr. Romano spent 16 years at Pfizer, Inc. where he held a series of senior research and development and medical roles, most recently as Senior Vice President, Head, Global Medicines Development, Global Innovative Pharmaceuticals Business. He has recently served as Chairman of the Board of the National Pharmaceutical Council, a non-profit health policy research organization, and is a past president of the International Society for CNS Clinical Trials and Methodology, an independent organization focused on enhancing therapeutic development of central nervous system therapeutics. Dr. Romano received his M.D. from the University of Missouri-Columbia School of Medicine and graduated from Washington University in St. Louis with a bachelor’s degree in biology and English literature. We believe that Dr. Romano is qualified to serve on the Board because of his extensive research and clinical development experience.

Director Nomination Process

Our Nominating and Corporate Governance Committee is responsible for identifying individuals qualified to serve as directors, consistent with criteria approved by our Board of Directors, and recommending such persons to be nominated for election as directors. The process followed by our Nominating and Corporate Governance Committee to identify and evaluate director candidates includes soliciting recommendations from any or all of the following sources: non-employee directors, the Chief Executive Officer, other executive officers, third-party search firms or any other source our Nominating and Corporate Governance Committee deems appropriate. Once potential director candidates are identified, the committee, with the assistance of management, undertakes a vetting process that considers each candidate’s background, independence and fit with the Board’s priorities. As part of this vetting process, the committee, as well as other members of the Board and the CEO, may conduct interviews with the candidates. If the committee determines that a potential candidate meets the needs of the Board and has the desired qualifications, it recommends the candidate to the full Board for appointment or nomination and to the stockholders for election at the annual meeting.

The Nominating and Corporate Governance Committee evaluates the composition of the Board of Directors annually to assess the skills and experience that are currently represented on the Board of Directors as a whole, and in individual directors, as well as the skills and experience that may be valuable in the future in recommending new members to the Board. The Board and the Nominating and Corporate Governance Committee actively seek to achieve a diversity of perspectives and occupational and personal backgrounds on the Board, including with respect to geography, education, experience and demographics. For example, three of our directors are female, two of our directors are racially/ethnically diverse and one of our directors is LGBTQ+ diverse. The Nominating and Corporate Governance Committee assesses its effectiveness in balancing these considerations in connection with its annual evaluation of the composition of the Board. The Nominating and Corporate Governance Committee reviews the qualifications of director candidates and incumbent directors in light of criteria approved by the Board and recommends candidates to the Board for election by our stockholders at the annual meeting of stockholders.

In assessing the qualifications of our Board of Directors, the Nominating and Corporate Governance Committee considers a range of skills by our current and prospective Board members through a skill matrix consisting of specific criteria including expertise in the following areas: biotechnology, business development, commercial, compliance and risk, corporate strategy, drug development, finance/accounting/fundraising, international, investor relations, M&A, manufacturing, rare disease, regulatory, and science. The Nominating and Corporate Governance Committee also considers experience as a public company director, as a current or former CEO, and as a board Chair as relevant in assessing the qualifications of current or potential Board members.

The Nominating and Corporate Governance Committee also considers director candidates recommended by Company stockholders in accordance with the same criteria above. Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting such recommendations to the committee as described under “Communication with the Directors of Dianthus” below. Any such recommendations should include the same information required under our By-laws for nominating a director, as described under “Stockholder Proposals and Director Nominations for Next Year’s Annual Meeting.”

Corporate Governance

Our business affairs are managed under the direction of our Board. Our Board has adopted a set of Principles of Corporate Governance as a framework for the governance of the Company, which is posted on our website located at https://investor.dianthustx.com, under “Governance–Documents & Charters.”

Director Independence

The Board of Directors reviews the independence of all directors in light of each director’s (or any family member’s, if applicable) affiliations with the Company and members of management. The Board uses the definition of independence from Nasdaq listing rules to assess independence of our directors. Nasdaq listing rules have objective tests and a subjective test for determining who is an “independent director.” The subjective test states that an independent director must be a person who lacks a relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Board has not established categorical standards or guidelines to make these subjective determinations, but considers all relevant facts and circumstances. After considering the foregoing factors, the Board has determined each of our directors other than Mr. Garcia meets the Nasdaq independence requirements. Mr. Garcia is not considered independent due to his role as an executive officer of Dianthus. Former directors Tomas Kiselak and Leon Moulder, Jr. were considered independent during the period they served on the Board.

Board Committees

Our Board of Directors has established an audit committee (the “Audit Committee”), a compensation committee (the “Compensation Committee”), a nominating and corporate governance committee (the “Nominating and Corporate Governance Committee”) and a science and technology committee (the “Science and Technology Committee”), each of which operates pursuant to a charter adopted by the Board, which is available on our website at https://investor.dianthustx.com. We believe the functioning and composition of these committees comply with the requirements of the Sarbanes-Oxley Act of 2002, Nasdaq listing rules and SEC rules and regulations (as applicable). The Board may also establish other committees from time to time to assist the Company and the Board. Each of the Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Science and Technology Committee has the responsibilities described below.

Audit Committee

Alison F. Lawton, Anne McGeorge, and Paula Soteropoulos serve on the Audit Committee, and each qualifies as an independent director as defined under applicable Nasdaq listing rules, meets the additional, heightened independence criteria applicable to members of the audit committee under the rules of the SEC and the applicable Nasdaq listing rules, and has sufficient knowledge in financial and auditing matters to serve on the Audit Committee. Ms. McGeorge serves as chair of the Audit Committee. Each of Ms. McGeorge and Ms. Soteropoulos is an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

The primary responsibilities of the Audit Committee are to oversee the Company’s accounting and financial reporting processes, including the audits of the financial statements, and the internal and external audit processes. The Audit Committee also oversees the system of internal controls established by management and our compliance with legal and regulatory requirements. The Audit Committee is responsible for, among other things, the review, consideration and approval or ratification of related party transactions, oversight of the Company’s practices with respect to risk assessment and risk management, oversight of the Company's compliance program with respect to legal and regulatory requirements, and the review of the Company's cybersecurity, information security and technology program, controls and procedures. The Audit Committee oversees the independent auditors, including their independence and objectivity. The Audit Committee is empowered to retain outside legal counsel and other advisors as it deems necessary or appropriate to assist it in fulfilling its responsibilities and to approve the fees and other retention terms of the advisors.

During the year ended December 31, 2025, the Audit Committee met four times.

Compensation Committee

Sujay Kango, Steven Romano, M.D. and Paula Soteropoulos serve on the Compensation Committee, and each qualifies as an independent director, as defined under applicable Nasdaq listing rules and also meets the additional, heightened independence criteria applicable to members of the Compensation Committee. Ms. Soteropoulos serves as the chair of the Compensation Committee.

The primary responsibilities of the Compensation Committee are to periodically review and approve the compensation and other benefits for the Company’s senior officers and directors. This includes reviewing and recommending corporate goals and objectives for Board of Directors’ approval relevant to the compensation of the Company’s executive officers, evaluating the performance of these officers in light of the goals and objectives and setting the officers’ compensation, with recommendations from our Chief Executive Officer with respect to executive officers other than himself. The Compensation Committee also administers and makes recommendations to the Board regarding equity incentive plans that are subject to the Board’s approval and approves the grant of equity awards under the plans. The Compensation Committee has delegated the authority to grant equity awards to new employees of the Company to our Chief Executive Officer in his capacity as a member of the Board, other than to executive officers or to those employees at the level of Vice President or above that report to our Chief Executive Officer.

During the year ended December 31, 2025, the Compensation Committee met five times.

Nominating and Corporate Governance Committee

Alison F. Lawton, Anne McGeorge and Simon Read, Ph.D. serve on the Nominating and Corporate Governance Committee, and each qualifies as an independent director, as defined under applicable Nasdaq listing rules. Ms. Lawton serves as chair of the Nominating and Corporate Governance Committee.

The Nominating and Corporate Governance Committee is responsible for engaging in succession planning for the Board of Directors, developing and recommending to the Board criteria for identifying and evaluating qualified director candidates and making recommendations to the Board regarding candidates for election or reelection to the Board of Directors at each annual stockholders’ meeting. In addition, the Nominating and Corporate Governance Committee is responsible for overseeing the Company’s corporate governance practices and making recommendations to the Board concerning corporate governance matters. The Nominating and Corporate Governance Committee is also responsible for making recommendations to the Board of Directors concerning the structure, composition and functioning of the Board of Directors and its committees.

During the year ended December 31, 2025, the Nominating and Corporate Governance Committee met four times.

Science and Technology Committee

Simon Read, Ph.D., Steven Romano, M.D. and Jonathan Violin, Ph.D. serve on the Science and Technology Committee. Dr. Romano serves as chair of the Science and Technology Committee. The primary responsibilities of the Science and Technology Committee are to assist the Board of Directors in overseeing the Company’s innovation, new product development and research and development activities.

During the year ended December 31, 2025, the Science and Technology Committee met four times.

Board and Committee Evaluations

The Nominating and Corporate Governance Committee oversees our annual board and committee evaluation process. Generally, our Board of Directors and each committee conducts self-evaluations by means of written questionnaires completed by each director and committee member. The anonymous responses are summarized and provided to our Board and each committee in order to facilitate an examination and discussion by our Board and each committee of the effectiveness of our Board and committees, Board and committee structure and dynamics and areas for possible improvement. The Nominating and Corporate Governance Committee oversees the Board and committee evaluation process each year and may determine to use an independent third-party evaluation process from time to time in the future.

Board and Committee Meetings Attendance

The Board of Directors held seven meetings during the year ended December 31, 2025, and each of the directors attended at least seventy-five percent (75%) of the meetings of the Board and the committees of the Board on which he or she served during the year (in each case, which were held during the period for which he or she was a director and/or a member of the applicable committee and excluding any meetings in which a director was an interested party).

The non-employee directors met in executive session during each of the regularly scheduled Board meetings during the year ended December 31, 2025.

Director Attendance at Annual Meeting of Stockholders

Pursuant to our Principles of Corporate Governance, directors are expected to attend the annual meeting of stockholders absent unusual circumstances. Seven out of our eight then-serving directors attended the annual meeting of stockholders that we held in 2025.

Insider Trading Policy and Pledging and Hedging of Company Stock

We have adopted an insider trading policy governing the purchase, sale and other dispositions of our securities that applies to all company personnel, including directors, officers, employees, consultants and other insiders, as well as to the Company. We believe that our insider trading policy and repurchase procedures are reasonably designed to promote compliance with insider trading laws, rules and regulations, and listing standards applicable to us.

Certain transactions in our securities (such as purchases and sales of publicly traded put and call options, and short sales) create a heightened compliance risk or could create the appearance of misalignment between management and stockholders. In addition, securities held in a margin account or pledged as collateral may be sold without consent if the owner fails to meet a margin call or defaults on the loan, thus creating the risk that a sale may occur at a time when an officer or director is aware of material, non-public information or otherwise is not permitted to trade in our securities. Our insider trading policy expressly prohibits short-term trading (selling our stock within six months following a purchase), short sales, derivative transactions of our stock and hedging transactions by our executive officers, directors, employees and consultants and contractors. Our insider trading policy expressly prohibits its directors and executive officers from pledging our securities.

Code of Business Conduct and Ethics

The Board of Directors has adopted a Code of Conduct and Ethics (the “Code of Conduct”). The Code of Conduct applies to all directors, officers and employees of the Company.

The Code of Conduct addresses, among other matters, compliance with laws and policies, conflicts of interest, corporate opportunities, regulatory reporting, external communications, confidentiality requirements, insider trading, proper use of assets and how to report compliance concerns. The provisions of the Code of Conduct are intended to reflect current best practices and enhance the Company’s personnel’s understanding of the Company’s standards of ethical business practices, promote awareness of ethical issues that may be encountered in carrying out an employee’s or director’s responsibilities and improve clarity as to how to address ethical issues that may arise.

The full text of the Code of Conduct is posted on the Company’s website at www.dianthustx.com. We intend to disclose any amendments to the Code of Conduct, or any waivers of its requirements, on our website to the extent required by applicable rules. Our Audit Committee is responsible for applying and interpreting the Code of Conduct in situations where questions are presented to it. Information contained on, or that can be accessed through, the Company’s website is not incorporated by reference into this proxy statement and should not be considered to be a part hereof for any purpose.

Director Time Commitments

While Board members benefit from service on the boards of other companies and such service is encouraged, pursuant to our Principles of Corporate Governance, directors are expected to limit the number of other boards on which they serve so as not to interfere with their service as a director of the Company. As part of the annual director nomination process, the Nominating and Corporate Governance Committee considers directors’ adherence to these expectations.

Board Leadership Structure

Alison F. Lawton currently serves as the independent chair of our Board of Directors. We believe that separating the role of chair of our Board and Chief Executive Officer allows our Chief Executive Officer to focus on our day-to-day business, while allowing the chair of our Board to lead our Board of Directors in its fundamental role of providing advice to, and independent oversight of, management. Our Board of Directors recognizes the time, effort and energy that the Chief Executive Officer is required to devote to his position in the current business environment, as well as the commitment required to serve as chair of our Board, particularly as our Board of Directors’ oversight responsibilities continue to grow as we mature as a public company. While our By-laws and Principles of Corporate Governance do not require that we appoint a separate chair and Chief Executive Officer, our Board of Directors believes that having separate positions is the appropriate leadership structure for us at this time and demonstrates our commitment to good corporate governance.

At any time when the Chairman is not independent, the independent directors of the Board will designate an independent director to serve as lead independent director. The responsibilities of any such lead independent director may include: (a) presiding at meetings of the Board at which the Chair is not present, including executive sessions of the independent directors;

(b) approving information sent to the Board; (c) approving the agenda and schedule for Board meetings so that there is sufficient time for discussion of all agenda items; (d) serving as liaison between the Chair and the independent directors; (e) being available for consultation and communication with major stockholders upon request; and (f) performing such other duties as the Board may determine from time to time. The lead independent director may also have the authority to call executive sessions of the independent directors.

The independent directors have the opportunity to meet in executive sessions without management present at every regular Board meeting. The purpose of these executive sessions is to encourage and enhance communication among the independent directors.

Board's Role in Risk Oversight

We face a number of risks, including risks relating to our financial condition, operations, strategic direction and intellectual property. Risk assessment and oversight are an integral part of our governance and management processes. Our Board of Directors encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks we face. Throughout the year, senior management reviews these risks with the Audit Committee and Board of Directors at regular meetings as part of management presentations that focus on particular business functions, operations or strategies, and presents the steps taken by management to mitigate or eliminate such risks.

The Board of Directors does not have a standing risk management committee, but rather administers its oversight function directly through the Board of Directors as a whole, as well as through various standing committees of our Board of Directors that address risks inherent in their respective areas of oversight. In particular, our Audit Committee is responsible for overseeing and guiding management in its periodic assessment, identification and evaluation of major strategic, operational, regulatory, compliance and external risks inherent to our business, and periodically assesses the steps management has taken, or proposes to take, to minimize such risks to our business. The Audit Committee also monitors compliance with legal and regulatory requirements, discusses with management our guidelines and policies with respect to risk assessment and risk management, including guidelines and policies to govern the process by which our exposure to risk is handled, oversees the Company’s practices with respect to the financial and cybersecurity risks we face and considers and approves or disapproves any related person transactions. The Compensation Committee is responsible for overseeing management of risks related to our compensation policies and programs. Our Nominating and Corporate Governance Committee is responsible for overseeing risks related to our corporate governance practices, and our Scientific and Technology Committee reviews, evaluates and advises our management regarding the risks associated with our research and development initiatives, programs and related investments. Our Board of Directors also monitors and assesses operational risk exposure similar to the Audit Committee, including risks related to clinical development and operations. While our Board has an oversight role, management is principally tasked with direct responsibility for assessing and managing risks, including implementing processes and controls to mitigate their effects on the Company. The Board believes that its programs for overseeing risk would be effective under a variety of leadership frameworks. Accordingly, the Board’s risk oversight function did not significantly impact its selection of the current leadership structure.

Communication with the Directors of Dianthus

Any interested party with concerns about our Company may report such concerns to individual directors, the chairs of our Board of Directors and Nominating and Corporate Governance Committee or our Board of Directors as a whole, by submitting a written communication to the attention of such director at the following address:

c/o Dianthus Therapeutics, Inc.

Attn: Board of Directors

7 Times Square, 43rd Floor

New York, New York 10036

United States

You may submit your concern anonymously or confidentially by postal mail. You may also indicate whether you are a stockholder, customer, supplier, or other interested party.

A copy of any such written communication may also be forwarded to Dianthus’ legal counsel and a copy of such communication may be retained for a reasonable period of time. The director may discuss the matter with Dianthus’ legal counsel, with independent advisors, with non-management directors, or with Dianthus’ management, or may take other action or no action as the director determines in good faith, using reasonable judgment, and applying his or her own discretion.

Communications may be forwarded to other directors if they relate to important substantive matters and include suggestions or comments that may be important for other directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances, and matters as to which we tend to receive repetitive or duplicative communications.

These communications will be compiled and reviewed by our Secretary, who will determine whether the communication is appropriate for presentation to the Board or the particular director. The purpose of this screening is to allow the Board to avoid having to consider irrelevant or inappropriate communications (such as advertisements, solicitations and hostile communications).

The Audit Committee oversees the procedures for the receipt, retention, and treatment of complaints received by Dianthus regarding accounting, internal accounting controls, or audit matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting, internal accounting controls or auditing matters, or potential violations of the federal securities laws, including any rules and regulations thereunder, or the U.S. Foreign Corrupt Practices Act. Dianthus has also established a toll-free telephone number, which is (833) 963-3518, and has established a webform, which can be accessed at https://www.whistleblowerservices.com/DNTH, for the reporting of such activity.

EXECUTIVE OFFICERS

The following table identifies our executive officers, and sets forth their current positions at Dianthus, the year they became an executive officer and their ages. Each executive officer will serve at the discretion of the Board of Directors and hold office until his or her successor is duly elected and qualified or until his or her earlier resignation or removal. There are no family relationships among any of our directors or executive officers.

Name	Position Held with Dianthus	Officer Since (1)	Age (2)
Marino Garcia	Director, President and Chief Executive Officer	2021	59
Ryan Savitz	Executive Vice Present, Chief Financial Officer, Chief Business Officer and Treasurer	2022	37
Simrat Randhawa, M.D.	Executive Vice President, Head of Research and Development	2022	56
Adam Veness	Senior Vice President, General Counsel and Secretary	2023	40
Edward Carr	Senior Vice President, Chief Accounting Officer	2022	56

(1)
Tenure includes service as an officer of Former Dianthus prior to the Reverse Merger.
(2)
Ages presented as of April 9, 2026.

EXECUTIVE OFFICER BIOGRAPHIES

Marino Garcia. Mr. Garcia's biography is included under “Director Biographies” above.

Ryan Savitz. Mr. Savitz has served as our Chief Financial Officer since June 2022 and as our Chief Business Officer since February 2024. Prior to joining us, he served as Managing Director in Citigroup’s Healthcare Investment Banking division where he was employed from June 2010 to June 2022 and focused on advising biopharma companies on private and public capital raising, partnering, and mergers and acquisitions. Prior to becoming Managing Director, he held positions of increasing responsibility, all within the Healthcare Investment Banking division at Citigroup. Mr. Savitz received his Bachelor of Science in Finance from the Pennsylvania State University.

Simrat Randhawa, M.D. Dr. Randhawa has served as our Head of Research & Development since September 2025 and prior to that served as our Chief Medical Officer from April 2022 to September 2025. Dr. Randhawa most recently served as Senior Vice President of Clinical and Medical Affairs at Aurinia Pharmaceuticals Inc. (Nasdaq: AUPH), an autoimmune-focused company, from February 2017 to April 2022, where he supported the clinical development of voclosporin. Dr. Randhawa has held a number of senior commercial and medical leadership roles in the autoimmune and rare disease spaces within large pharma and biotech companies such as Novartis AG and BioMarin Pharmaceutical Inc. Previously, he supported business development opportunities and integration needs in the health care sector while at McKinsey Consulting. Dr. Randhawa completed his M.D. at Drexel University and received his M.B.A. from Columbia University.

Adam Veness, Esq. Mr. Veness has served as our Senior Vice President, General Counsel and Secretary since June 2023. Prior to joining us, Mr. Veness served as General Counsel and Secretary at Cyteir Therapeutics, Inc., a clinical-stage oncology company, from April 2022 until June 2023. Prior to Cyteir, Mr. Veness served as General Counsel and Secretary at Acceleron

Pharma Inc., a biopharmaceutical company, from 2019 until Acceleron’s acquisition by Merck & Co. in November 2021. Mr. Veness served in various roles at Acceleron from July 2014 until his appointment as General Counsel in 2019. During his tenure at Acceleron, Mr. Veness served on the Executive Committee responsible for company strategy and he led the global legal and compliance functions, including capital markets and SEC reporting obligations, corporate governance, contracts, intellectual property, employment matters, and data privacy. Prior to Acceleron, Mr. Veness was a corporate and securities attorney at the law firm, Mintz Levin, where he represented and counseled public and private companies in the biopharmaceutical, technology, and healthcare industries. Mr. Veness earned a B.A. in Political Science and Philosophy from Tulane University, and a J.D. from Boston University School of Law.

Edward Carr. Mr. Carr has served as our Chief Accounting Officer since April 2022. Prior to joining us, Mr. Carr served as Chief Financial Officer of Abeona Therapeutics (Nasdaq: ABEO), a clinical stage biotechnology company, from August 2021 to March 2022 and as Chief Accounting Officer from November 2018 to August 2021. Prior to Abeona, Mr. Carr served as Assistant Controller at Coty Inc. (NYSE: COTY), a manufacturing company, from October 2017 to November 2018 and as Chief Accounting Officer at Foster Wheeler AG (Nasdaq: FWLT), an engineering and construction company, from April 2007 to March 2017. Mr. Carr, who is a Certified Public Accountant, began his career at Ernst & Young LLP. He received his Master of Professional Accountancy and Bachelor of Business Administration from West Virginia University.

DIRECTOR COMPENSATION

The table below shows all compensation paid to our non-employee directors during 2025. Mr. Garcia did not receive compensation for his service as a director and is not included in this table. The compensation received by Mr. Garcia as an employee during 2025 is presented under “Executive Compensation—2025 Summary Compensation Table” below.

Name	Fees Earned or Paid In Cash ($)	Option Awards ($) (1)	Total ($)
Sujay Kango (2)	37,950	380,910	418,860
Tomas Kiselak (3)	9,303	—	9,303
Alison F. Lawton	87,311	172,476	259,787
Anne McGeorge	59,906	172,476	232,382
Leon O. Moulder, Jr. (4)	19,847	—	19,847
Simon Read, Ph.D. (5)	30,357	351,952	382,309
Steven Romano, M.D.	53,171	172,476	225,647
Paula Soteropoulos	59,311	172,476	231,787
Jonathan Violin, Ph.D.	45,000	172,476	217,476

(1)
Amounts in this column reflect the grant date fair value of option awards granted under the Incentive Plan, calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation— Stock Compensation (“FASB ASC Topic 718”). Fair value is calculated as of the grant date using the Black-Scholes option-pricing model. The determination of the fair value of share-based payment awards made on the date of grant is affected by our stock price as well as assumptions regarding a number of complex and subjective variables. Our assumptions in determining fair value are described in note 11 to our audited consolidated financial statements for the year ended December 31, 2025, included in our Annual Report on Form 10-K. As of December 31, 2025, each director or former director held the following outstanding stock options: Mr. Kango, 25,000; Mr. Kiselak, 0; Ms. Lawton, 37,926; Ms. McGeorge, 35,798; Mr. Moulder, 0; Dr. Read, 25,000; Dr. Romano, 34,500; Ms. Soteropoulos, 58,792; and Dr. Violin, 30,000.
(2)
Mr. Kango has served as a member of our Board of Directors since March 4, 2025.
(3)
Mr. Kiselak was required to transfer, assign and pledge any cash consideration or similar payments that he received as a result of his service on our Board of Directors to Fairmount Funds Management LLC. Mr. Kiselak is also required, to the extent that he elects to exercise any stock options, to transfer, assign and pledge the shares received to Fairmount Funds Management LLC. Mr. Kiselak served as a member of our Board of Directors until March 4, 2025.
(4)
Mr. Moulder served as a member of our Board of Directors until May 22, 2025.
(5)
Dr. Read has served as a member of our Board of Directors since May 22, 2025.

Our non-employee director compensation program is intended to provide a total compensation package that enables us to attract and retain qualified and experienced individuals to serve as directors and to align our directors’ interests with those of our stockholders. On February 3, 2025, the Compensation Committee recommended and the Board of Directors approved increases to the annual cash retainers payable to members for the Compensation Committee and the Nominating and Corporate Governance Committee (by $1,000 for service on such committee or by $2,000 for service as the chair of such committee) and an increase in the annual stock option grant (by 1,500 shares) and initial stock option grant (by 3,000 shares). Our non-employee director compensation program for 2025 provided for the following:

•
an annual cash retainer of $40,000 for members of the Company’s Board of Directors (or $70,000 for the chair of the Company’s Board of Directors);
•
an additional annual cash retainer of $7,500 for service on the Audit Committee (or $15,000 for service as chair of the Audit Committee);
•
an additional annual cash retainer of $6,000 for service on the Compensation Committee (or $12,000 for service as chair of the Compensation Committee);
•
an additional annual cash retainer of $5,000 for service on the Science and Technology Committee (or $10,000 for service as chair of the Science and Technology Committee);
•
an additional annual cash retainer of $5,000 for service on the Nominating and Corporate Governance Committee (or $10,000 for service as chair of the Nominating and Corporate Governance Committee);
•
an annual equity grant of 12,500 stock options, subject to one-year cliff vesting on the earlier of the next annual shareholder meeting or the first anniversary of the date of grant; and

•
an initial equity grant of 25,000 stock options in connection with a director’s appointment to the Company’s Board of Directors, subject to vesting in equal installments on the first, second and third anniversaries of the date of grant.

In accordance with the program, each member of our Board of Directors at such time, other than Mr. Kango and Dr. Read, received a grant of 12,500 stock options on May 22, 2025, which was the date of our 2025 Annual Meeting of Stockholders, and such options will vest on the earlier of the Company’s 2026 Annual Meeting of Stockholders and May 22, 2026. Mr. Kango received a grant of 25,000 stock options on March 4, 2025, the date of his appointment to the Board, and such options will vest in equal installments on the first, second and third anniversaries of the date of grant. Dr. Read received a grant of 25,000 stock options on May 22, 2025, the date of his appointment to the Board, and such options will vest in equal installments on the first, second and third anniversaries of the date of grant.

EXECUTIVE COMPENSATION

This section discusses the material elements of compensation awarded to, earned by or paid to the principal executive officer and the two next most highly compensated executive officers of the Company during 2025. The following individuals are referred to as the “Named Executive Officers” or “NEOs.”

Name	Position
Marino Garcia	Director, President and Chief Executive Officer
Ryan Savitz	Executive Vice President, Chief Financial Officer, Chief Business Officer and Treasurer (1)
Simrat Randhawa, M.D.	Executive Vice President, Head of Research and Development (2)

(1)
On January 1, 2026, Mr. Savitz was promoted to Executive Vice President, Chief Financial Officer, Chief Business Officer and Treasurer from Senior Vice President, Chief Financial Officer, Chief Business Officer and Treasurer.
(2)
On October 1, 2025, Dr. Randhawa was promoted to Executive Vice President, Head of Research and Development from Senior Vice President, Chief Medical Officer.

2025 Summary Compensation Table

The following table presents the compensation awarded to, earned by or paid to each of the NEOs for the fiscal years ended December 31, 2025 and 2024.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($) (2)	All Other Compensation ($) (3)	Total ($)
Marino Garcia	2025	630,000	—	9,450,952	519,750	14,000	10,614,702
President and Chief Executive Officer	2024	600,000	—	7,899,500	330,000	13,800	8,843,300
Ryan Savitz	2025	482,560	—	4,288,857	289,536	14,000	5,074,953
Executive Vice President, Chief Financial Officer, Chief Business Officer and Treasurer	2024	464,000	—	3,346,666	185,600	5,879	4,002,145
Simrat Randhawa, M.D.	2025	530,555	—	4,288,857	388,125	14,000	5,221,537
Executive Vice President, Head of Research and Development	2024	482,000	—	3,346,666	192,800	13,800	4,035,266

(1)
Amounts in this column for 2025 reflect the grant date fair value of option awards granted under the Incentive Plan, calculated in accordance with FASB ASC Topic 718. Fair value is calculated as of the grant date using the Black-Scholes option-pricing model. The determination of the fair value of share-based payment awards made on the date of grant is affected by our stock price as well as assumptions regarding a number of complex and subjective variables. Our assumptions in determining fair value are described in note 11 to our audited consolidated financial statements for the year ended December 31, 2025, included in our Annual Report on Form 10-K.
(2)
Amounts in this column for 2025 represent the annual cash incentive payouts earned by each NEO for performance in 2025, which was paid in February 2026. For more information regarding the 2025 annual cash incentive program, see “Narrative Disclosure to Summary Compensation Table—2025 Annual Cash Incentives” below.
(3)
Amounts in this column for 2025 include Company contributions to each NEO's account under a multi-employer tax-qualified 401(k) savings plan.

Narrative Disclosure to Summary Compensation Table

Following completion of the Reverse Merger in September 2023, the Company has focused on the development of next-generation therapies to transform the treatment in severe autoimmune diseases. During the Reverse Merger, the Former Dianthus management team became the management team of the Company to lead this development. Since the Reverse Merger, we have achieved a number of important milestones that have directly resulted in significant stockholder value, as follows:

•
Reported positive Phase 1 healthy volunteer top-line data with claseprubart in September 2023
•
Completed a $230 million private placement priced at $12.00 per share in January 2024
•
Initiated three mid-to-late-stage clinical trials of claseprubart in 2024 for patients with generalized myasthenia gravis, multifocal motor neuropathy and chronic inflammatory demyelinating polyneuropathy
•
Reported positive Phase 2 top-line data with claseprubart in patients with generalized myasthenia gravis in September 2025
•
Completed an upsized $288 million underwritten public offering priced at $33.00 per share in September 2025, providing the company with expected cash runway into 2028
•
Expanded its pipeline via in-licensing of DNTH212, a Phase 1 ready, first and potentially best-in-class bifunctional BDCA2 and BAFF/APRIL inhibitor in October 2025
•
Initiated a two part Phase 1 study of DNTH212 in December 2025
•
Announced an early Go Decision following interim responder analysis in the Phase 3 clinical trial of claseprubart in patients with chronic inflammatory demyelinating polyneuropathy in March 2026
•
Completed an upsized $719 million underwritten public offering priced at $81.00 per share in March 2026, providing the company with expected cash runway into 2030
•
Awarded a Great Place To Work® certification in March 2026

Our total stockholder return from the Reverse Merger through March 31, 2026 was 649%.

Compensation Philosophy and Process

The Board of Directors and Compensation Committee review compensation annually for all employees, including the NEOs. In setting executive base salaries and annual incentives and granting equity incentive awards, the Compensation Committee considers compensation for comparable positions in the market, the historical compensation levels of the Company’s executives, internal equity, individual performance as compared to the Company’s expectations and objectives, the Company’s desire to motivate the Company’s employees to achieve short- and long-term results that are in the best interests of the Company’s stockholders and a long-term commitment to the Company. The Company targets a general competitive position, based on independent third-party benchmark analytics to inform the mix of compensation of base salary, annual incentives or long-term incentives.

The Compensation Committee is responsible for determining the compensation of the NEOs; however, the Board of Directors, upon recommendation of the Compensation Committee, is responsible for determining the compensation of the Chief Executive Officer. The Compensation Committee typically reviews and discusses each NEO’s proposed compensation with the Chief Executive Officer (other than his own compensation). Based on those discussions and its discretion, taking into account the factors noted above, the Compensation Committee then sets the compensation for each NEO, other than the Chief Executive Officer, and recommends the compensation for the Chief Executive Officer to the Board of Directors for approval. The Chief Executive Officer is not present for discussions regarding his own compensation.

In 2025, the Compensation Committee retained the services of Alpine Rewards, LLC (“Alpine Rewards”) as its external independent compensation consultant. In this role, Alpine Rewards served as an advisor to the Compensation Committee on topics primarily related to the Company’s broader compensation structure, executive new hire compensation packages, executive compensation structure, peer group review, benchmarking of executive positions, equity share usage and dilution, and non-employee director compensation. The Board of Directors and Compensation Committee considered Alpine Rewards’ input on certain compensation matters as they deemed appropriate. The Compensation Committee requires that its compensation consultants be independent of management and performs an annual assessment of the compensation consultants’ independence to determine whether the consultants are independent. After review of the independence factors set forth by Nasdaq and the SEC, the Compensation Committee determined that the engagement of Alpine Rewards does not raise any conflict of interest.

Peer Group

In September 2024, the Compensation Committee, in consultation with Alpine Rewards, its independent compensation consultant, established a peer group that focuses on U.S.-based, pre-commercial biopharma companies, generally in Phase 2 and Phase 3 stages of clinical development, with a market capitalization ranging from $250 million to $3 billion, having fewer than 250 employees and located in key biotech hub locations. The peer group, which was approved by the Board of Directors and used in establishing executive compensation for 2025, includes the following companies:

4D Molecular Therapeutics, Inc.	Inozyme Pharma, Inc.
Anaptysbio, Inc	Kymera Therapeutics, Inc.
Annexon, Inc.	Kyverna Therapeutics, Inc.
Apogee Therapeutics, Inc.	Longboard Pharmaceuticals, Inc.
Astria Therapeutics, Inc.	Pepgen Inc.
Aura Biosciences, Inc.	Spyre Therapeutics, Inc.
Cabaletta Bio, Inc.	Stoke Therapeutics, Inc.
Disc Medicine, Inc.	Structure Therapeutics Inc.
Dyne Therapeutics, Inc.	Vera Therapeutics, Inc.
Edgewise Therapeutics, Inc.

In September 2025, the Compensation Committee, in consultation with Alpine Rewards, evaluated our peer group and approved updates to the peer group that were approved by the Board of Directors and used in establishing executive compensation for 2026 based on market capitalization, pipeline stage, employee population and other relevant factors.

Say-on-Pay and Stockholder Outreach

Each year, we provide our stockholders the opportunity to cast a say-on-pay vote. The Board of Directors and the Compensation Committee consider the results of the say-on-pay vote in determining the compensation of the NEOs. At our 2025 Annual Meeting of Stockholders, our say-on-pay proposal received support from approximately 86% of votes cast., demonstrating ongoing strong support for our executive compensation program. We regularly engage with our stockholders on a variety of matters, including to solicit feedback regarding our executive compensation program. In 2025, we conducted outreach to stockholders representing over 95% of our outstanding shares. The Chair of the Compensation Committee and members of management engaged in discussions with stockholders to discuss stockholder feedback relating to our executive compensation program and compensation philosophy.

Employment Agreements

Each of Messrs. Garcia and Savitz and Dr. Randhawa entered into an employment agreement in connection with his appointment as an executive officer of Former Dianthus, each of which was amended in connection with the Reverse Merger and his appointments as an officer of the Company. The employment agreements generally set forth the initial base salary, target annual bonus opportunity, one-time signing bonus in consideration for certain restrictive covenants (including standard confidentiality and nondisclosure, assignment of intellectual property work product and post-termination noncompetition and non-solicitation of employees, consultants and customers covenants), and eligibility for employee benefit plans. In addition, the employment agreements set forth the terms of initial stock option grants. Each employment agreement also provides for severance benefits in connection with certain terminations of employment, as described under “Additional Narrative Disclosure—Potential Payments Upon Termination or Change in Control” below.

Base Salary

Each NEO’s base salary is a fixed component of annual compensation for performing specific duties and functions and has been established by the Compensation Committee or Board of Directors, as applicable, taking into account each individual’s role, responsibilities, skills, and experience. Base salaries for the NEOs are reviewed annually by the Compensation Committee or Board of Directors, as applicable, typically in connection with the Company’s annual performance review process, and adjusted from time to time to realign salaries with market levels after taking into account individual responsibilities, internal equity, performance, and experience.

Base salaries are intended to provide a level of compensation sufficient to attract and retain an effective management team, when considered in combination with the other components of our executive compensation program. The relative levels of base salary are designed to reflect each NEO’s scope of responsibility and accountability. Effective January 1, 2025, the base salary of Mr. Garcia was increased by 5%, the base salary of Mr. Savitz was increased by 4%, and the base salary of Dr. Randhawa was increased by 7%. In conjunction with his promotion, Dr. Randhawa's base salary was increased by approximately 11%, effective on October 1, 2025. These base salary increases were determined, in large part, based on base salaries paid to executives holding comparable positions at our peer companies and within the broader market and our philosophy of targeting base salary and total direct cash compensation each at approximately the 50th percentile of the market, with adjustments based on the performance of the executive.

The base salaries for Messrs. Garcia and Savitz and Dr. Randhawa are set forth below:

Name	2025 Base Salary (as of Dec. 31, 2025)
Marino Garcia	$630,000
Ryan Savitz	$482,560
Simrat Randhawa, M.D.	$575,000

2025 Annual Cash Incentives

The Company’s annual cash incentive program is intended to reward the NEOs for meeting specified performance goals during the fiscal year. For 2025, each NEO was eligible for a target annual incentive based on a specific percentage of their base salaries for 2025, which are set forth below:

Name	2025 Target Annual Incentive (% of base salary)
Marino Garcia	55%
Ryan Savitz	40%
Simrat Randhawa, M.D. (1)	45%

(1)
In conjunction with his promotion, Dr. Randhawa's target annual incentive percentage was increased to 45% of his base salary in effect as of October 1, 2025.

The 2025 annual cash incentive program for Messrs. Garcia and Savitz and Dr. Randhawa was based upon achievement of corporate performance goals, as outlined below:

Corporate Goal	Weight	Summary of Key Achievements	Achieved
Advance claseprubart through three programs in generalized myasthenia gravis ("gMG"), multifocal motor neuropathy ("MMN"), and chronic inflammatory demyelinating polyneuropathy ("CIDP")	45%	Reported positive top-line Phase 2 gMG study data with exceptional execution and high quality data Accelerated enrollment and expected timing of the interim analysis for Phase 3 CIDP study beyond stretch goal Continued enrollment on track to report top-line Phase 2 MMN study data in the second half of 2026	65%
Progress claseprubart device development and lifecycle expansion	15%	Completed key CMC activities for late stage development Completed internal research activities to support claseprubart lifecycle management	15%
Expand the Company's pipeline beyond claseprubart	20%	Expanded pipeline through in-licensing of DNTH212, a first and potentially best-in-class bifunctional BDCA2 and BAFF/APRIL inhibitor, and initiated a Phase 1 study	30%
Continue building an engaged and high-performing organization with funding to support key milestones	20%	Successfully completed an upsized $288 million underwritten public offering, providing the Company with expected cash runway into 2028 Overachieved employee engagement score as compared to peer benchmarks	30%
Total	100%		140%

As outlined above, in 2025, our predefined corporate goals were significantly overachieved due to the acceleration of announcing positive top-line results in our claseprubart Phase 2 MG study, acceleration of enrollment in our Phase 3 CIDP study, the successful in-license of a new clinical stage pipeline program referred to as DNTH212, and exceeding our pre-defined employee engagement and corporate financing goals. Due to the scale of the overachievements consistently across our corporate goals, the Compensation Committee recommended, and the Board of Directors approved, an additional stretch 10% achievement resulting in our 2025 corporate performance and resulting annual incentive payouts at 150% of target.

Equity Awards

Our equity award program is intended to align the interests of the NEOs with those of our stockholders and to motivate them to make important contributions to our performance. In 2025, our equity awards to NEOs were in the form of stock options. The Compensation Committee views stock options are an important vehicle for linking executive pay to performance because they deliver future value only if the value of our common stock increases above the exercise price. As a result, stock options provide strong incentives for our NEOs to increase the value of our common stock over the long term, and they closely align the interests of our executives with those of our stockholders. Our annual equity awards are generally granted at approximately the same time in the first quarter of each year. On February 3, 2025, our NEOs received an annual grant of stock options, as set forth below, which vest in equal monthly installments over a four-year period ending January 1, 2029.

In September 2025, each of our NEOs also received a supplemental grant of stock options, as set forth below, which vests in equal monthly installments over a four-year period ending September 2029. This supplemental grant was approved by the Compensation Committee and, with respect to Mr. Garcia, by the Board of Directors, as a one-time award in recognition for each of our NEOs contributions toward the successful execution of, and accelerated top-line results announcement for, our Phase 2 clinical study with claseprubart in patients with generalized myasthenia gravis, and the subsequent successful public offering of our common stock completed in September 2025.

The table below sets forth the stock options granted to each NEO during 2025:

Name	January 2025 Options	September 2025 Options
Marino Garcia	340,000	120,000
Ryan Savitz	150,000	60,000
Simrat Randhawa, M.D.	150,000	60,000

Outstanding Equity Awards at 2025 Fiscal Year End

The following table presents information regarding all outstanding stock options held by each of the NEOs on December 31, 2025. None of the NEOs held any outstanding stock awards as of December 31, 2025.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
Marino Garcia	182,659	—		6.70	11/3/2031
	326,004	—		8.44	6/6/2032
	131,767	143,233	(1)	17.88	1/23/2034
	96,178	146,822	(2)	21.77	5/22/2034
	77,913	262,087	(3)	22.07	2/3/2035
	7,500	112,500	(4)	39.95	9/30/2035
Ryan Savitz	69,167	15,599	(5)	8.44	6/6/2032
	57,500	62,500	(1)	17.88	1/23/2034
	39,577	60,423	(2)	21.77	5/22/2034
	34,375	115,625	(3)	22.07	2/3/2035
	3,750	56,250	(6)	37.87	9/23/2035
Simrat Randhawa, M.D.	3,999	7,997	(7)	8.44	6/6/2032
	13,684	62,500	(1)	17.88	1/23/2034
	2,083	60,423	(2)	21.77	5/22/2034
	3,125	115,625	(3)	22.07	2/3/2035
	3,750	56,250	(6)	37.87	9/23/2035

(1)
These stock options vest in equal monthly installments through January 1, 2028, subject to the NEO’s continued employment through each vesting date.
(2)
These stock options vest in equal monthly installments through May 1, 2028, subject to the NEO’s continued employment through each vesting date.
(3)
These stock options vest in equal monthly installments through January 1, 2029, subject to the NEO’s continued employment through each vesting date.
(4)
These stock options vest in equal monthly installments through September 30, 2029, subject to Mr. Garcia's continued employment through each vesting date.
(5)
These stock options vest in equal monthly installments through June 30, 2026, subject to Mr. Savitz’s continued employment through each vesting date.
(6)
These stock options vest in equal monthly installments through September 23, 2029, subject to the NEO’s continued employment through each vesting date.
(7)
These stock options vest in equal monthly installments through April 30, 2026, subject to Dr. Randhawa’s continued employment through each vesting date.

Additional Narrative Disclosures

Equity Grant Practices

The Compensation Committee or, with respect to the CEO’s equity award, the Board, reviews and approves the annual equity compensation to be awarded to employees including the executive officers. The annual grants are made at approximately the same time every year in the first quarter. Annual equity grants to our non-employee directors are made on the date of each Annual Meeting to each non-employee director on the date of such meeting. Outside of the annual grant cycle, we also grant equity awards to new employees in connection with a new hire compensation package, which are typically made on the first business day of each month following the employee’s start date. Employees, including the Named Executive Officers, may enroll to purchase shares under the terms of our 2019 Employee Stock Purchase Plan, as amended (the “ESPP”), with purchase dates generally in June and December of each year using payroll deductions accumulated during the prior six-month period.

The Compensation Committee or, with respect to the CEO’s equity award, the Board, does not take material nonpublic information (“MNPI”) into account when determining the timing and terms of equity awards. The Company has not timed the disclosure of MNPI to affect the value of the equity compensation. Stock options are granted at an exercise price at the closing market price of our common stock on the date of grant.

Clawback Policy

We maintain a Rule 10D-1 Clawback Policy (the “Clawback Policy”), which is intended to comply with the requirements of Nasdaq Listing Standard 5608 implementing Rule 10D-1 under the Exchange Act. In the event the Company is required to prepare an accounting restatement of the Company’s financial statements due to material non-compliance with any financial reporting requirement under the federal securities laws, the Company will recover, on a reasonably prompt basis, the excess incentive-based compensation received by any covered executive, including our Named Executive Officers, after October 2, 2023 and during the prior three fiscal years that exceeds the amount that the executive otherwise would have received had the incentive-based compensation been determined based on the restated financial statements.

Retirement Benefits

We do not maintain, and no NEO is eligible to participate in, any defined benefit pension plan or nonqualified deferred compensation plan. Each NEO is eligible to participate in a multi-employer tax-qualified 401(k) savings plan, which allows eligible participants to defer a portion of their compensation, within the limits prescribed by the Internal Revenue Code of 1986, as amended (the “Code”) and the applicable limits under the 401(k) plan, on a pre-tax or after-tax (Roth) basis. We made matching contributions of up to 4% of eligible wages contributed by each participating employee.

Potential Payments Upon Termination or Change in Control

Under their employment agreements, each of Messrs. Garcia and Savitz and Dr. Randhawa is eligible for severance benefits in the event of a termination by the Company without “cause” (as defined in the agreement) or resignation for “good reason” (as defined in the agreement). In the event of such termination, subject to execution and non-revocation of a release of claims, the NEO will be eligible to receive: (i) cash severance equal to nine months of base salary (or, for Mr. Garcia, 12 months) and (ii) partial reimbursement of COBRA premiums for nine months (or, for Mr. Garcia, 12 months).

In the event the NEO is terminated by the Company without cause or resigns for good reason, in each case, on or within 12 months following a sale event (as defined in the Incentive Plan), the NEO will receive the following in lieu of the severance benefits described above, subject to execution and non-revocation of a release of claims: (i) cash severance equal to 1.0x (or, for Mr. Garcia, 1.5x), the sum of the executive’s base salary and target annual bonus; (ii) partial reimbursement of COBRA premiums for 12 months (or, for Mr. Garcia, 18 months); and (iii) full acceleration of all outstanding equity and equity-based awards. The employment agreements provide for a standard best after-tax provision in the event any such severance is considered a parachute payment for purposes of Section 280G of the Code.

Pay Versus Performance

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid (as defined by SEC rules) and certain financial and operational performances of the Company. The Compensation Committee did not consider the pay versus performance disclosure when making its compensation decisions for the 2025 fiscal year. The amounts in the table below are calculated in accordance with SEC rules and do not represent amounts actually earned or realized by our named executive officers.

Year	Summary Compensation Table for Mr. Garcia (1)	Summary Compensation Table Total for Mr. Mahoney (1)	Summary Compensation Table Total for Dr. Gardner (1)	Compensation Actually Paid to Mr. Garcia (2)	Compensation Actually Paid to Mr. Mahoney (2)	Compensation Actually Paid to Dr. Gardner (2)
2025	$10,614,702	N/A	N/A	$16,739,215	N/A	N/A
2024	$8,843,300	N/A	N/A	$12,033,071	N/A	N/A
2023	$496,022	$1,656,676	$667,649	$343,583	$1,619,484	$507,070

Year	Average Summary Compensation Table Total for Non-PEO NEOs Officer (3)	Average Compensation Actually Paid to Non-PEO NEOs (2)	Value of Initial Fixed $100 Investment Based On Total Shareholder Return (4)	Net Income/(Loss) ($ in thousands) (5)
2025	$5,148,245	$8,043,188	$652.06	$(162,337)
2024	$4,018,706	$4,945,979	$344.94	$(84,969)
2023	$841,814	$794,735	$164.56	$(43,545)

(1)
During fiscal years 2023 through 2025, the following individuals served as “principal executive officer” during the time periods set forth below (collectively, our “PEOs”):

Name	Dates as PEO During Fiscal Years 2023 through 2025
Jason Gardner, D.Phil.	January 1, 2023 through February 7, 2023
Stephen Mahoney	February 7, 2023 through September 11, 2023
Mr. Garcia	September 11, 2023 through December 31, 2025

The dollar amounts reported in these columns represent the amount of total compensation, as disclosed in the Summary Compensation Table for the applicable year, for our NEOs. Please refer to “Executive Compensation—Summary Compensation Table” above.

(2)
The dollar amounts reported in these columns represent the amount of “compensation actually paid” to our PEOs and the average “compensation actually paid” to our non-PEO NEOs, as computed in accordance with Item 402(v) of Regulation S-K, for each covered fiscal year. In accordance with these rules, these amounts reflect total compensation as set forth in the Summary Compensation Table for each year, adjusted as shown below. Equity values are calculated in accordance with FASB ASC Topic 718, and the valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The dollar amounts do not reflect the actual amount of compensation earned or received by or paid to the PEOs or non-PEO NEOs during the applicable fiscal year.

	Mr. Garcia 2025	Average Non-PEO NEOs 2025
Summary Compensation Table Total	$10,614,702	$5,148,245
Subtract, value of “Option Awards” reported in Summary Compensation Table	(9,450,952)	(4,288,857)
Add, year-end fair value of outstanding and unvested equity awards granted in the year	10,365,708	4,774,774
Add year-over-year change in fair value of outstanding and unvested equity awards granted in prior years	2,935,092	1,462,082
Add, fair value as of vesting date of equity awards granted and vested in the year	1,661,508	744,609
Add, change in fair value from last day of prior fiscal year to vesting date for equity awards granted in prior years that vested in the year	613,157	202,335
Compensation actually paid	$16,739,215	$8,043,188

(3)
The dollar amounts reported in this column represent the average of the total compensation, as disclosed in the Summary Compensation Table for the applicable year, for our NEOs as a group (excluding our PEOs), which includes: (i) for 2025 and 2024, Mr. Savitz and Dr. Randhawa and (ii) for 2023, Mr. Savitz, Dr. Randhawa, Thomas Beetham and Lisa Olson.

(4)
Cumulative total stockholder return (“TSR”) is calculated by dividing the difference between our stock price at the end of the applicable measurement period and the beginning of the measurement period by our stock price at the beginning of the measurement period. The beginning of the measurement period for each year in the table is December 31, 2022.
(5)
The dollar amounts reported represent the amount of net income (loss) reflected in our audited consolidated financial statements included in our Annual Report on Form 10-K for the years ended December 31, 2025 and 2024.

Analysis of Information Presented in the Pay Versus Performance Table

In accordance with Item 402(v) of Regulation S-K, we are providing the following descriptions of the relationships between information presented in the Pay Versus Performance table above. The following graphs display the compensation actually paid (“CAP”) to our NEOs compared to our TSR and our net income (loss) for fiscal 2023, 2024 and 2025. While our TSR shows a strong correlation to CAP due to the significance of stock options as a component of our executive compensation program, there is no correlation between our net income (loss) and CAP. We do not consider net income (loss) as a performance measure for our executive compensation program and instead we evaluate operational metrics, such as drug development milestones, pipeline progress, regulatory compliance, intellectual property, partnerships and collaborations, employee engagement, and general financial health of the Company.

Equity Compensation Plan Information

The following table sets forth information as of December 31, 2025 regarding shares of common stock that may be used under our equity compensation plans.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#) (a)		Weighted-average exercise price of outstanding options, warrants and rights ($) (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (#) (c)
Equity compensation plans approved by security holders (1)	5,951,120	(2)	19.92	(2)	1,317,756	(3)(4)
Equity compensation plans not approved by security holders	183,500	(5)	27.03		714,000	(6)
Total	6,134,620		20.14		2,031,756

(1)
Consists of the Incentive Plan, the Dianthus Therapeutics, Inc. 2019 Stock Plan (the “2019 Plan”), the Magenta Therapeutics, Inc. 2016 Stock Option and Grant Plan, as amended (the “2016 Plan”), and the Dianthus Therapeutics, Inc. 2019 Employee Stock Purchase Plan, as amended (the “ESPP”).
(2)
Consists of shares issuable upon the exercise of outstanding options under the Incentive Plan, the 2019 Plan, and the 2016 Plan and the weighted-average exercise price of such options. These amounts do not include purchase rights under the ESPP because the purchase rights (and therefore the number of shares to be purchased) will not be determined until the end of any purchase period.

(3)
As of December 31, 2025, there were 1,174,479 shares available for grant under the Incentive Plan, no shares available under the 2016 Plan or the 2019 Plan, and 143,277 shares available for purchase under the ESPP.
(4)
The Incentive Plan has an evergreen provision whereby the number of shares of common stock reserved and available for issuance under the Incentive Plan is subject to an automatic annual increase on each January 1 by an amount equal to 5% of the number of shares of common stock issued and outstanding on the immediately preceding December 31 or such lesser number of shares of common stock as determined by the Plan Administrator. Accordingly, on January 1, 2026, the number of shares of common stock reserved and available for issuance under the Incentive Plan increased by 2,161,025 shares. The number in column (c) does not include such shares. The ESPP has an evergreen provision whereby the number of shares of common stock reserved and available for purchase under the ESPP is subject to an automatic increase on each January 1 by the lesser of (i) 1% of the number of shares of common stock issued and outstanding on the immediately preceding December 31, (ii) 62,500 shares and (iii) such number of shares as determined by the Administrator (as defined in the ESPP). Accordingly, on January 1, 2026, the number of shares of common stock reserved and available for issuance under the ESPP increased by 62,500. The number in column (c) does not include such shares.
(5)
Consists of 183,500 shares of common stock underlying outstanding inducement stock options granted under the Dianthus Therapeutics, Inc. Equity Inducement Plan (the “Inducement Plan”).
(6)
Consists of shares of common stock available for grant under the Inducement Plan.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Except as described below, there have been no transactions since January 1, 2024 in which we were a party, the amount involved exceeded or will exceed $120,000 and in which any related person had a direct or indirect material interest.

Indemnification Agreements

We have entered into agreements to indemnify our directors and executive officers. These agreements, among other things, require us to indemnify these individuals for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts reasonably incurred by such person in any action or proceeding, including any action by or in our right, on account of any services undertaken by such person on behalf of us or that person’s status as a member of the Board of Directors to the maximum extent allowed under Delaware law.

2024 Private Placement of Securities

On January 24, 2024, we completed a private placement of shares of common stock and pre-funded warrants pursuant to the securities purchase agreement, by and among us and certain selling stockholders named therein, dated as of January 22, 2024 (the “Securities Purchase Agreement,” and the transaction, the “2024 Private Placement”). Pursuant to the Securities Purchase Agreement, we issued and sold, and the investors purchased, (i) 14,500,500 shares of common stock and (ii) 4,666,332 pre-funded warrants exercisable for 4,666,332 shares of common stock at a purchase price of $12.00 per share or $11.999 per pre-funded warrant, which represents the per share purchase price of the common stock less the $0.001 per share exercise price for each pre-funded warrant, for an aggregate purchase price of approximately $230.0 million. Seven of the investors or their affiliates were or became upon completion of the transaction beneficial holders of more than 5% of common stock, and the table below sets forth the number of shares of common stock or pre-funded warrants purchased by such holders at the closing of the 2024 Private Placement.

Participant	Shares of Common Stock	Prefunded Warrants of Dianthus	Total Cash Purchase Price ($)
Entities affiliated with Avidity Partners	1,500,000	1,833,333	$39,998,163
BCLS Fund III Investments, LP	2,333,000	1,000,333	$39,998,163
Fairmount Healthcare Fund II LP	834,334	832,333	$19,999,172
Entities affiliated with FMR LLC	1,958,333	—	$23,499,996
RA Capital Healthcare Fund, L.P	2,333,000	1,000,333	$39,998,163
Tellus BioVentures, LLC	166,667	—	$2,000,004
Entities affiliated with Venrock Healthcare Capital Partners	1,666,667	—	$20,000,004

License Agreements

In September 2020, we entered into an option agreement (the “Zenas Option”) with Zenas BioPharma, Inc. (formerly Zenas BioPharma Limited) (“Zenas”), under which we agreed to grant Zenas an exclusive option for an exclusive license under certain patents and know-how with respect to antibody sequences generated in a research program directed towards the research of monoclonal antibody antagonists targeting certain specific complement proteins. In consideration for the option grant, we issued Zenas common stock equivalent to one percent of our shares outstanding prior to a Series A financing. On June 10, 2022, in connection with Zenas' exercise of the option, we entered into a license agreement with Zenas (the “Zenas License Agreement,” and together with the Zenas Option, the “Zenas Agreements”), under which we granted Zenas an exclusive, sublicensable license under certain patents and know-how to research, develop, manufacture, and commercialize monoclonal antibody antagonists targeting certain specific complement proteins.

On October 21, 2024, Zenas assigned the Zenas License Agreement to its affiliated entity, Zenas BioPharma (HK) Limited (“Zenas HK”). After the assignment, we entered into a novation agreement (the “Novation Agreement”) with Zenas HK and Tenacia Biotechnology (Hong Kong) Co., Limited (“Tenacia”), and an amendment to the Zenas License Agreement, now with Tenacia (as amended, the “Tenacia License Agreement”), pursuant to which Tenacia replaced Zenas HK as a party to the Zenas Agreements, and certain economic terms under the Zenas License Agreement with respect to cost sharing and development milestones were amended.

As consideration for the Tenacia License Agreement, which replaced the consideration of the Zenas License Agreement with respect to the first antibody sequence, we are eligible to receive (i) a $2.5 million upfront payment, which was paid to us by Tenacia in October 2024 upon execution of the Tenacia License Agreement; (ii) reimbursement of a portion of certain clinical costs; (iii) development milestones totaling up to $15.0 million; and (iv) royalties on net sales ranging from the mid-single digits to the low teen percentages. Tenacia is also responsible for paying local development costs in Greater China and a portion of central development costs based on the number of patients enrolled from China in our global Phase 3 studies. Tenacia is obligated to make royalty payments to us for the royalty term of the Tenacia License Agreement.

We recognized related party license revenue totaling nil and $5.9 million during the years ended December 31, 2025 and 2024, respectively, associated with the Zenas Agreements. As of December 31, 2024, we recorded a related party receivable of $0.8 million on our consolidated balance sheet. We recognized license revenue totaling $2.0 million and $0.3 million during the years ended December 31, 2025 and 2024, respectively, associated with the Tenacia License Agreements. As of December 31, 2025, we recorded accounts receivable of $52 thousand, an unbilled receivable of $50 thousand within prepaid expenses and other current assets, current deferred revenue of $1.2 million and noncurrent deferred revenue of $5.8 million on our consolidated balance sheet.

The Zenas Agreements, the Novation Agreement, and the Tenacia License Agreement may be considered related party transactions because (i) Fairmount beneficially owns more than 5% of our common stock, had one seat on our Board held by Mr. Kiselak until his resignation on March 3, 2025, and is also a 5% or greater stockholder of Zenas and has a seat on Zenas’ board of directors, (ii) Tellus BioVentures beneficially owns more than 5% of our common stock, has one seat on our Board of Directors held by Mr. Moulder, and is also a 5% or greater stockholder of Zenas and has a seat on Zenas’ board of directors, and (iii) Tenacia is wholly-owned by Bain Capital, and Bain Capital beneficially owns more than 5% of our common stock. Mr. Moulder may be deemed to beneficially own the shares held by Tellus BioVentures, and Mr. Moulder also serves as Chief Executive Officer and Chairman of the board of directors of Zenas. The Zenas Agreements, the Tenacia License Agreement and the Novation Agreement were negotiated on an arm’s-length basis and are market rate transactions on terms that we believe are no less favorable than would have been reached with an unrelated third party.

2024 Registration Rights Agreement

In connection with a private placement of common stock on January 22, 2024, we entered into the a registration rights agreement (the “2024 RRA”) with the investors in the private placement, pursuant to which, among other things, we agreed to provide for the registration and resale of certain shares of common stock that are held by such investors from time to time, including the shares of common stock issuable upon exercise of pre-funded warrants sold to investors in the private placement.

Pursuant to the 2024 RRA, we agreed to prepare and file a registration statement with the SEC no later than the second business day following the later of (i) the filing date of our Annual Report on Form 10-K for the fiscal year ending December 31, 2023 and (ii) the effectiveness date of the registration statement filed under the 2023 RRA, and to use its commercially reasonable efforts to have the registration statement declared effective within 30 days thereafter, subject to certain exceptions and specified penalties if timely effectiveness is not achieved.

We also agreed to, among other things, indemnify the investors in the private placement named in the 2024 RRA as selling stockholders, their officers, directors, agents, partners, members, managers, stockholders, affiliates, investment advisers and employees under the registration statement from certain liabilities and pay all fees and expenses (excluding any legal fees of the selling holder(s), and any underwriting discounts and selling commissions) incident to our obligations under the 2024 RRA.

Review, Approval or Ratification of Transactions with Related Parties

We have a written policy regarding the review and approval or ratification by our Audit Committee of related person transactions. For purposes of our policy only, a related person transaction is a transaction, arrangement or relationship or any series of similar transactions, arrangements or relationships between us or any of our subsidiaries and any related person in which the aggregate amount involved since the beginning of our last completed fiscal year exceeds or is expected to exceed $100,000 and such related person has or will have a direct or indirect interest. A related person is defined to include any executive officers, directors or director nominees or beneficial owner of more than 5% of our common stock and any immediate family member of any of the foregoing persons. In determining to approve or ratify any such transaction, our Audit Committee is expected to take into account, among other factors it deems appropriate, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related persons interest in the transaction. Transactions involving compensation for services provided to us as an employee or director, among other limited exceptions, are deemed under the terms of the policy to have standing pre-approval by the Audit Committee but may be specifically reviewed if appropriate in light of the facts and circumstances. Any director who is a related person with respect to a transaction under review is not permitted to participate in the deliberations (other than to provide information concerning the transaction to the Audit Committee) or vote on approval of the transaction.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information, to the extent known by us or ascertainable from public filings, with respect to the beneficial ownership of our common stock as of March 30, 2026 by:

•
each of our directors and nominees;
•
each of our named executive officers;
•
all of our current directors and executive officers as a group; and
•
each person, or group of affiliated persons, who is known by us to beneficially own greater than 5.0% of our common stock.

Beneficial ownership is determined in accordance with the rules of the SEC and thus represents voting or investment power with respect to our securities. Under such rules, beneficial ownership includes any shares over which the individual has sole or shared voting power or investment power as well as any shares that the individual has the right to acquire within 60 days of March 30, 2026. Shares of our common stock that an individual has the right to acquire within 60 days of March 30, 2026 are deemed to be outstanding and beneficially owned by the individual for the purpose of computing the percentage ownership of that individual, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. To our knowledge and subject to applicable community property rules, and except as otherwise indicated below, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned.

The percentage of beneficial ownership shown in the table below is based on a total of 54,448,771 shares of our common stock outstanding as of March 30, 2026.

Unless otherwise indicated, the address for each beneficial owner is c/o Dianthus Therapeutics, Inc., 7 Times Square, 43rd Floor New York, NY 10036.

	Shares Beneficially Owned
Name of Beneficial Owner	Number	Percentage
5% Stockholders:
FMR LLC (1)	7,108,035	13.05%
Entities affiliated with Wellington Management Group LLP (2)	3,047,662	5.60%
Named Executive Officers, Directors and Nominees:
Marino Garcia (3)	828,053	1.50%
Simrat Randhawa (4)	62,098	*
Ryan Savitz (5)	272,059	*
Alison F. Lawton (6)	37,926	*
Sujay Kango (7)	8,333	*
Anne McGeorge (8)	35,798	*
Simon Read (9)	8,333	*
Steven Romano (10)	19,833	*
Paula Soteropoulos (11)	31,198	*
Jonathan Violin (12)	30,000	*
All current executive officers and directors as a group (12 persons) (13)	1,692,945	3.02%

* Less than 1%.

(1)
Based on our records and on information filed with the SEC in a Schedule 13G/A on November 5, 2025, reporting ownership as of September 30, 2025. The shares of our common stock listed in the table above are held by funds and accounts managed by direct or indirect subsidiaries of FMR LLC. Abigail P. Johnson is a Director, the Chairman and the Chief Executive Officer of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. The address of FMR LLC is 245 Summer Street, Boston, MA 02210.
(2)
Based on our records and on information filed with the SEC in a Schedule 13G on November 12, 2025, reporting ownership as of September 30, 2025. The shares of our common stock listed in the table above are held by entities affiliated with Wellington Management Group LLP including Wellington Group Holdings LLP, Wellington Investment Advisors Holdings LLP and Wellington Management Company LLP. The principal business address of the persons and entities listed above is 280 Congress Street, Boston, MA 02210.
(3)
Consists of (i) 65,292 shares of our common stock and (ii) options to purchase 762,761 shares of our common stock that are exercisable within 60 days of March 30, 2026.
(4)
Consists of (i) 4,000 shares of our common stock and (ii) options to purchase 58,098 shares of our common stock that are exercisable within 60 days of March 30, 2026.
(5)
Consists of options to purchase 272,059 shares of our common stock that are exercisable within 60 days of March 30, 2026.
(6)
Consists of options to purchase 37,926 shares of our common stock that are exercisable within 60 days of March 30, 2026.
(7)
Consists of options to purchase 8,333 shares of our common stock that are exercisable within 60 days of March 30, 2026.
(8)
Consists of options to purchase 35,798 shares of our common stock that are exercisable within 60 days of March 30, 2026.
(9)
Consists of options to purchase 8,333 shares of our common stock that are exercisable within 60 days of March 30, 2026.
(10)
Consists of options to purchase 19,833 shares of our common stock that are exercisable within 60 days of March 30, 2026.
(11)
Consists of options to purchase 31,198 shares of our common stock that are exercisable within 60 days of March 30, 2026.
(12)
Consists of options to purchase 30,000 shares of our common stock that are exercisable within 60 days of March 30, 2026.
(13)
Consists of (i) 69,292 shares of our common stock and (ii) options to purchase 1,623,653 shares of our common stock that are exercisable within 60 days of March 30, 2026.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires our directors, executive officers, and persons holding more than 10% of our common stock to report their initial ownership of the common stock and other equity securities and any changes in that ownership in reports that must be filed with the SEC. The SEC has designated specific deadlines for these reports, and we must identify in this proxy statement those persons who did not file these reports when due.

To our knowledge, based solely on a review of reports furnished to us and written representations from our directors and officers, we believe all of our directors, officers, and 10% owners timely filed all reports regarding transactions in our securities required to be filed for 2025 by Section 16(a) under the Exchange Act, with the exception of a Form 4 filed by Mr. Garcia, our President and Chief Executive Officer and a member of our Board of Directors, filed on October 3, 2025, in connection with an equity award that was granted on September 30, 2025.

INFORMATION ABOUT OUR INDEPENDENT ACCOUNTANTS

Deloitte & Touche LLP (“Deloitte”) has served as our independent auditor for the years ended December 31, 2025 and 2024. The following is a summary of the audit fees billed and expected to be billed to the Company by Deloitte for the fiscal years ended December 31, 2025 and 2024, respectively, and the fees billed to the Company by Deloitte for all other services rendered during the fiscal years ended December 31, 2025 and 2024, respectively.

The following fees were paid during the years ended December 31, 2025 and 2024:

	2025	2024
Audit fees (1)	$835,156	$885,104
Audit-related fees (2)	—	—
Tax fees (3)	—	—
All other fees (4)	2,063	2,063
Total fees	$837,219	$887,167

(1)
Audit fees consist of fees for the audit of our annual consolidated financial statements in our annual report on Form 10-K and the review of our interim consolidated financial statements included in our quarterly reports on Form 10-Q. Audit fees also include services related to registration statements.
(2)
There were no fees billed for audit-related services.
(3)
There were no fees billed for tax compliance, tax advice and tax planning services.
(4)
All other fees include a subscription to an accounting research tool.

Audit Committee Pre-Approval Policy and Procedures

Our Board of Directors has adopted and our Audit Committee has ratified policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. This policy provides that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by our Audit Committee or the engagement is entered into pursuant to the pre-approval procedure described below.

From time to time, our Audit Committee may pre-approve specified types of services that are expected to be provided to us by our independent registered public accounting firm during the next 12 months. Any such pre-approval details the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

During our 2024 and 2025 fiscal years, no services were provided to us by Deloitte & Touche LLP other than in accordance with the pre-approval policies and procedures described above.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee is appointed by our Board of Directors to assist our Board of Directors in fulfilling its oversight responsibilities with respect to (1) the integrity of Dianthus’ financial statements and financial reporting process and systems of internal controls regarding finance, accounting, and compliance with legal and regulatory requirements, (2) the qualifications, independence, and performance of Dianthus’ independent registered public accounting firm, (3) the performance of Dianthus’ internal audit function, if any, and (4) other matters as set forth in the charter of the Audit Committee approved by our Board of Directors.

Management is responsible for the preparation of Dianthus’ financial statements and the financial reporting process, including its system of internal control over financial reporting and its disclosure controls and procedures. The independent registered public accounting firm is responsible for performing an audit of Dianthus’ financial statements in accordance with the standards of the Public Company Accounting Oversight Board (the “PCAOB”) and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

In connection with these responsibilities, the Audit Committee reviewed and discussed with management the audited consolidated financial statements of Dianthus for the fiscal year ended December 31, 2025. The Audit Committee also discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the PCAOB and the SEC. In addition, the Audit Committee received written disclosures and the letter from the independent registered public accounting firm regarding its communications with the Audit Committee concerning its independence as required by the applicable requirements of the PCAOB and has discussed with the independent registered public accounting firm its independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to our Board of Directors that the audited consolidated financial statements of Dianthus be included in Dianthus’ Annual Report on Form 10-K for the fiscal year ended December 31, 2025 that was filed with the SEC. The information contained in this report shall not be deemed to be (1) “soliciting material,” (2) “filed” with the SEC, (3) subject to Regulations 14A or 14C of the Exchange Act or (4) subject to the liabilities of Section 18 of the Exchange Act. This report shall not be deemed incorporated by reference into any of our other filings under the Exchange Act or the Securities Act, except to the extent that we specifically incorporate it by reference into such filing.

THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF DIANTHUS THERAPEUTICS, INC.

Anne McGeorge, Chair
Alison F. Lawton
Paula Soteropoulos

April 9, 2026

PROPOSAL NO. 1 – ELECTION OF CLASS II DIRECTORS

In accordance with our certificate of incorporation and By-laws, our Board of Directors is divided into three classes. The members of each class are elected to serve a three-year term with the term of office of each class ending in successive years. Our Board has nominated Sujay Kango, Anne McGeorge and Jonathan Violin, Ph.D. for election as Class II directors at the Annual Meeting to serve until the 2029 annual meeting of stockholders and until their successors are duly elected and qualified or until their earlier resignation or removal. Mr. Kango has served as a member of our Board since March 2025 and was initially identified for a position on our Board by a member of management. Ms. McGeorge was designated to serve on the Board as a designee of the Company pursuant to the Merger Agreement. Dr. Violin was designated to serve on the Board as a designee of Former Dianthus pursuant to the Merger Agreement. Each of the nominees has consented to serve as a director if elected. If the nominees become unable or, for good cause, unwilling to serve, however, the proxies may be voted for a substitute nominee selected by our Board, or our Board may decrease the size of the class and Board.

Vote Required

The nominees for Class II director who receive the highest number of votes cast on this proposal (also known as a plurality of the votes cast) will be elected. With respect to each nominee, you may either vote FOR or WITHHOLD your vote. Broker non-votes (if any) and votes that are withheld will not be counted as votes cast on the matter and will have no effect on the outcome of the election. Stockholders do not have cumulative voting rights for the election of directors.

OUR BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES NAMED ABOVE AS CLASS II DIRECTORS, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

PROPOSAL NO. 2 - ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and Section 14A of the Exchange Act, Dianthus’ stockholders are being asked to cast a non-binding, advisory vote to approve the compensation of our named executive officers (our “Named Executive Officers” or “NEOs”) identified in the “Executive Compensation” section of this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on the compensation of our NEOs. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this proxy statement.

Details concerning how we implement our compensation philosophy and structure our plans to meet the objectives of our compensation program are provided in the section titled “Executive Compensation” set forth above in this proxy statement. In particular, we discuss how we design performance-based compensation programs and set compensation targets and other objectives to maintain a close correlation between executive pay and Dianthus’ performance. This say-on-pay vote is merely advisory and will not be binding upon Dianthus, our Board or our Compensation Committee, nor will it create or imply any change in the duties of Dianthus, our Board or our Compensation Committee with respect to our executive compensation plans, programs or practices. Our Compensation Committee will, however, take into account the outcome of this vote when considering future executive compensation decisions. Our Board values constructive dialogue on executive compensation and other significant governance topics with Dianthus’ stockholders and encourages all stockholders to vote their shares on this important matter.

Under the Company’s current policy of providing for annual advisory votes on executive compensation, we expect that our next advisory vote to approve NEO compensation will occur at our 2027 annual meeting of stockholders.

Vote Required

Approval on an advisory, non-binding basis of the compensation of our NEOs requires the affirmative vote of a majority of the votes cast on this proposal. Abstentions and broker non-votes (if any) will not be counted as votes cast on the matter and will have no effect on the outcome of the proposal. As an advisory vote, the proposal to approve the compensation of our NEOs is not binding upon us. However, our Compensation Committee, which is responsible for designing and administering our executive compensation programs, and the Board, value the opinions expressed by our stockholders and will consider the results of the vote when making future compensation decisions.

OUR BOARD RECOMMENDS A VOTE “FOR” ON AN ADVISORY NON- BINDING BASIS, THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

PROPOSAL NO. 3 – RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our stockholders are being asked to ratify the appointment by the Audit Committee of our Board of Directors of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026. Deloitte & Touche LLP has served as our independent registered public accounting firm since 2023. Deloitte & Touche LLP had previously served as the independent auditor of Former Dianthus since 2022.

The Audit Committee is solely responsible for selecting our independent registered public accounting firm for the fiscal year ending December 31, 2026. Stockholder approval is not required to appoint Deloitte & Touche LLP as our independent registered public accounting firm. However, our Board of Directors believes that submitting the appointment of Deloitte & Touche LLP to our stockholders for ratification is good corporate governance. If the stockholders do not ratify this appointment, the Audit Committee will reconsider whether to retain Deloitte & Touche LLP. If the selection of Deloitte & Touche LLP is ratified, the Audit Committee, at its discretion, may direct the appointment of a different independent registered public accounting firm at any time it decides that such a change would be in the best interest of Dianthus and its stockholders.

A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions from our stockholders.

Vote Required

The affirmative vote of a majority of the votes cast for this proposal is required to ratify the appointment of our independent registered public accounting firm. Abstentions and broker non-votes (if any) will not be counted as votes cast on the matter and will have no effect on the outcome of the proposal.

OUR BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR NEXT YEAR'S ANNUAL MEETING

A stockholder who would like to submit a proposal for inclusion in our proxy statement for our 2027 Annual Meeting of Stockholders must submit the proposal in accordance with the procedures outlined in Rule 14a-8 of the Exchange Act so that it is received by us no later than the close of business (6:00 p.m. Eastern Time) on December 10, 2026. However, if the date of the 2027 Annual Meeting of Stockholders is changed by more than 30 days from the date of the previous year’s meeting, then the deadline is a reasonable time before we begin to print and send our proxy statement for the 2027 Annual Meeting of Stockholders. These proposals should be addressed to 7 Times Square, 43rd Floor, New York, New York 10036, Attention: Secretary and must comply with Rule 14a-8 of the Exchange Act. The submission of a stockholder proposal does not guarantee that it will be included in the proxy statement.

If a stockholder wishes to propose a nomination of persons for election to our Board of Directors or present a proposal for other business (other than pursuant to Rule 14a-8 of the Exchange Act) at our annual meetings, our By-laws establish an advance notice procedure for such nominations and proposals. The required stockholder’s notice must be in writing and received by our secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. However, in the event that the date of the annual meeting is advanced by more than 30 days, or delayed by more than 60 days, from the first anniversary of the preceding year’s annual meeting, a stockholder’s notice must be so received no earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (A) the 90th day prior to such annual meeting and (B) the tenth day following the day on which on which public announcement of the date of such meeting is first made. For director nominations or stockholder proposals (other than pursuant to Rule 14a-8 of the Exchange Act) to be brought before the 2027 Annual Meeting of Stockholders, the required notice must be received by our secretary at our principal executive offices no earlier than January 21, 2027 and no later than the close of business (6:00 p.m. Eastern Time) on February 20, 2027. The director nomination or stockholder proposal should be addressed to 7 Times Square, 43rd Floor, New York, New York 10036, Attention: Secretary. Any such director nomination or stockholder proposal must be a proper matter for stockholder action and must comply with the terms and conditions set forth in our By-laws. If a stockholder fails to meet these deadlines and fails to satisfy the requirements of Rule 14a-4 of the Exchange Act, we may exercise discretionary voting authority under proxies we solicit to vote on any such proposal as we determine appropriate.

To comply with the SEC’s universal proxy rules, stockholders who intend to solicit proxies in support of director nominees submitted under these advance notice bylaws must provide proper written notice to the Company that sets forth all information required by Rule 14a-19 under the Exchange Act no later than the close of business (6:00 p.m. Eastern Time) on March 22, 2027.

We reserve the right to reject, rule out of order or take other appropriate action with respect to any nomination or proposal that does not comply with these and other applicable requirements.

OTHER MATTERS

Our Board of Directors does not know of any other matters to be brought before the Annual Meeting. If any other matters not mentioned in this proxy statement are properly brought before the meeting or any postponements or adjournments thereof, the individuals named in the enclosed proxy intend to use their discretionary voting authority under the proxy to vote the proxy in accordance with their best judgment on those matters.

Copyright © 2026 BetaNXT, Inc. or its affiliates. All Rights Reserved The undersigned hereby appoints Marino Garcia, Ryan Savitz and Adam Veness, or each or any of them, as proxies and true and lawful attorneys-in-fact of the undersigned, with full power to act without the others and with full power of substitution, and authorizes them to represent and to vote, as designated on the reverse side of this card, all the shares of common stock of Dianthus Therapeutics, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM Eastern Time on May 21, 2026, live via the Internet, and at any adjournment or postponement thereof, upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment or postponement thereof, conferring authority upon such proxies to vote in their discretion on such other matters as may properly come before the meeting or any adjournment or postponement thereof and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN OR, IF NO DIRECTION IS GIVEN, BUT THE CARD IS SIGNED, SHARES WILL BE VOTED INACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION UPON SUCH OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF. IN THE EVENT THAT ANY OF THE NOMINEES NAMED ON THE REVERSE SIDE OF THIS FORM ARE UNAVAILABLE FOR ELECTION OR UNABLE TO SERVE, THE SHARES REPRESENTED BY THE PROXY MAY BE VOTED FOR A SUBSTITUTE NOMINEE SELECTED BY THE BOARD OF DIRECTORS. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendations. The proxies cannot vote your shares unless you sign (on the reverse side) and return this card. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice and Proxy Statement are available at: www.proxydocs.com/DNTH. This proxy is being solicited on behalf of the Board of Directors PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE Dianthus Therapeutics, Inc. Annual Meeting of Stockholders For Stockholders of Record as of March 30, 2026 Thursday, May 21, 2026 9:00 AM, Eastern Time Annual Meeting to be held live via the internet - please visit www.proxydocs.com/DNTH for more details P.O. BOX 8016, CARY, NC 27512-9903 Internet: www.proxypush.com/DNTH • Cast your vote online • Have your Proxy Card ready • Follow the simple instructions to record your vote Phone: 1-866-230-6343 • Use any touch-tone telephone • Have your Proxy Card ready • Follow the simple recorded instructions Mail: • Mark, sign and date your Proxy Card • Fold and return your Proxy Card in the postage-paid envelope provided Virtual: You must register to attend the meeting online and/or participate at www.proxydocs.com/DNTH YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: 9:00 AM, Eastern Time, May 21, 2026. Have your ballot ready and please use one of the methods below for easy voting: Your vote matters! Your control number Have the 12 digit control number located in the box above available when you access the website and follow the instructions.

Dianthus Therapeutics, Inc. Annual Meeting of Stockholders Please make your marks like this: PROPOSAL YOUR VOTE 1. To elect Class II directors to our Board of Directors, to serve until the 2029 annual meeting of stockholders and until their successors have been duly elected and qualified, or until their earlier death, resignation or removal: BOARD OF DIRECTORS RECOMMENDS 1.01 Sujay Kango FOR WITHHOLD FOR 1.02 Anne McGeorge FOR 1.03 Jonathan Violin, Ph.D. FOR 2. To approve, on an advisory basis, the compensation paid to our named executive officers; and FOR AGAINST ABSTAIN FOR 3. To ratify the appointment of Deloitte & Touche, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026. FOR You must register to attend the meeting online and/or participate at www.proxydocs.com/DNTH Authorized Signatures - Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, executors, guardians, attorneys-in-fact, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Date Signature (if held jointly) Date THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR THE ELECTION OF THE DIRECTOR NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3